UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                          Amendment No.1 to Form SB-2


         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VHS NETWORK, INC.
                           (Exact name of Registrant)

         FLORIDA                                                  65-0656668
         -------                                                  ----------
(State or jurisdiction of       (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          6705 TOMKEN ROAD, UNIT 12-14
                          MISSISSAUGA, ONTARIO, CANADA

                                 (905) 795-9139
                                 --------------
                   (Address and telephone number of principal
                        executive offices) Copies of all
                               Communications to:

                              Stewart & Associates

                      1 First Canadian Place, P.O. Box 160
                         Suite 700, 100 King Street West

                            Toronto, Ontario, Canada

                               Tel: (416) 368-7881

                               Fax: (416) 368-7805

Approximate date of proposed sale to the public: from time to time after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed

  Title of each Class of           maximum aggregate            Amount of
  Securities to be Registered      offering price               registration fee
================================================================================
  Common Shares(1)                 $2,073,167(2)                $547.32
================================================================================
(1) Consists of 4,392,500 issued and outstanding shares of Common Stock, and 5,973,334 shares issuable upon exercise of options, warrants and other conversion privileges to acquire Common Stock.

(2) Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

July 10, 2000

                                VHS NETWORK, INC.

                        10,365,834 Shares of Common Stock

         The Selling Securityholders identified in this Prospectus are selling up to 10,365,834 common shares in the capital of VHS Network, Inc. (the "Registrant"). Of such shares, 4,392,500 are currently outstanding and 5,973,334 shares will be issued upon exercise of options, warrants and other conversion rights which have been granted to certain Selling Securityholders. The shares were issued, or are issuable upon conversion or exercise of securities which were issued, by the Registrant in private placement transactions.

         The Selling Securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The Registrant will not receive any part of the proceeds from the sale of these shares by the Selling Securityholders. However, the Registrant may receive up to $892,917 in the event all of the options and warrants are exercised.

         The Registrant's common stock was quoted on the NASD OTCBB under the trading symbol "VHSN" until May 18, 2000 and now trades on the Pink Sheets.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on Page 4.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION FOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                              AVAILABLE INFORMATION

The Registrant recently filed a Form 8K/A with United States Securities and Exchange Commission (the "SEC") to report the acquisition of Exodus Acquisition Corporation ("Exodus") whereby pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Registrant intended to become the successor issuer to Exodus for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elected to report under the Act effective May 12, 2000. The Registrant is still awaiting further comments from the SEC with respect to the Form 8K/A. As a reporting company the Registrant will begin to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document the Registrant files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Registrant's SEC filings will also be publicly available through the SEC's web site on the Internet at http://www.sec.gov. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Descriptions of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, each such statement being qualified in its entirety by such reference. At your written or telephone request, the Registrant, will provide you, without charge, with a copy of any of the information that is incorporated by reference herein (excluding exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Direct your request to the Registrant at VHS Network, Inc., 6705 Tomken Road, Unit 12-14, Mississauga, Ontario, CANADA, Attention: Chief Executive Officer, telephone
(905) 795-9139.

                                TABLE OF CONTENTS

                                                                            PAGE

                                                                            ----
The Offering..................................................................4
Principal Office .............................................................4
Risk Factors..................................................................4
Use of Proceeds...............................................................7
Selling Securityholders.......................................................7
Plan of Distribution..........................................................8
Legal Matters.................................................................9
Directors, Executive Officers, Promoters and Control Persons.................10
Security Ownership of Certain Beneficial Owners and Management...............10
Description of Securities....................................................13
Disclosure of Commission Position of Indemnification.........................16
Description of Business......................................................17
Management's Discussion and Analysis ........................................24
Description of Property......................................................25
Certain Relationships and Related Transactions...............................25
Market for Common Equity and Related Stockholder Matters ....................26
Executive Compensation.......................................................27
Financial Statements.........................................................28
Changes in and Disagreements with Accountants ...............................28
Indemnification of Directors and Officers....................................29
Recent Sales of Unregistered Securities......................................29
Exhibit Index................................................................32

                                  THE OFFERING

Securities offered by Selling Securityholders:           10,365,834 Shares
      Issued and outstanding (4,392,500)
     Underlying shares of options, warrants
     and conversion privileges (5,973,334)


Common Stock Outstanding Prior to the Offering:          19,535,268 Shares

Risk Factors:                                            This Offering involves
                                                         a high degree of risk.
                                                         See "Risk Factors".

                                PRINCIPAL OFFICE

The principal office and telephone number of the Registrant is:

VHS NETWORK, INC.
6705 Tomken Road
Mississauga, Ontario
CANADA L5T 2J6
TEL: (905) 795-9139
FAX: (905) 795-9682
email: elwinc@groupmark.com

                                  RISK FACTORS

An investment in the Registrant's securities is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, you should carefully consider the following factors in evaluating the Registrant and the Registrant's business before purchasing the securities offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Registrant's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include, without limitation, those discussed below and elsewhere in this Prospectus.

Limited History of Operations; History of Losses. The Registrant and its subsidiaries have only a limited history of operations with periods of net operating losses. According to the Registrant's audited financial statements for
(a) the year ended December 31, 1998, the Registrant had a net loss of $816,446 on revenues of $0, (b) for the year ended December 31, 1999, the Registrant had a net loss of $453,877 on revenues of $0. According to the Registrant's interim financial statements, the Registrant continued to operate at a loss during the first three months of 2000, with a net loss of $103,727 on revenues of $0.

The Registrant's operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of Internet start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its electronic commerce business, reliability and acceptance of the Internet commerce, and general economic conditions. There is no assurance that the Registrant will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

Competition From Larger and More Established Companies. There are several companies that engineer, design and market applications for chip-based smartcards, with vast financial, personnel, marketing and sales resources in comparison with the Registrant. However, these companies are focusing their marketing of these cards for security purposes and debit or charge cards, whereas the Registrant will be focusing its marketing of these cards as a loyalty reward to a company's customers.

The business of China eMall Corporation, a subsidiary of the Registrant, will compete with the traditional export market including wholesalers and distributors as well as with other Internet wholesalers and distributors focusing on the Chinese market.

Reliance on Future Acquisitions Strategy. The Registrant expects to continue to rely on acquisitions as a component of its growth strategy. The Registrant regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that the Registrant will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that the Registrant will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into the Registrant's existing infrastructure or to operate profitably. There is also no assurance given as to the Registrant's ability to obtain adequate funding to complete any contemplated acquisition or that such acquisition will succeed in enhancing the Registrant's business and will not ultimately have an adverse effect on the Registrant's business and operations.

Management of Growth. The Registrant may experience significant growth, which will place severe demands on its management, employees, operations and resources. To manage such growth, the Registrant must improve its operating systems and attract and train additional qualified personnel, and it may be required to expand its facilities. If the Registrant is unable to effectively manage growth, its business, operating results and financial condition could be adversely affected.

Loss of the Registrant's Key Management May Adversely Affect Growth Objectives. The Registrant's success in achieving its growth objectives depends upon the efforts of Elwin Cathcart, Chairman and Chief Executive Officer of the

Registrant as well as other key management personnel. Their experience and industry-wide contacts significantly benefit the Registrant. The loss of the services of these individuals could have a material adverse effect on the Registrant business, financial condition and results of operations. There is no assurance that the Registrant will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

Voting Control of Officers and Directors. The Registrant's executive officers and directors beneficially own a significant percentage of the outstanding shares of common stock. Mr. Cathcart owns over 47% of the outstanding shares of common stock. The Registrant's officers and directors currently are, and in the foreseeable future will continue to be, in a position to control the Registrant by being able to nominate and elect the Registrant's board of directors. The board of directors establishes corporate policies and has the sole authority to nominate and elect the Registrant's officers to carry out those policies. Prospective investors therefore will have limited participation in the Registrant's affairs.

No Dividends. The Registrant has never paid any dividends on its Common Stock and does not intend to pay any dividends in the foreseeable future.

Limited Market for Stock; Volatile Stock Price. The Registrant's common stock was quoted on the NASD Over-the-Counter Bulletin Board until on or about May 18, 2000 and is currently trading on the Pink Sheets. However, in view of the relatively small supply of shares eligible for public resale, trading has been limited. It is uncertain as to whether a more regular trading market will develop. Selling the shares is more difficult because smaller quantities of shares are bought and sold and security analysts' and news media's coverage of the Registrant is limited. These factors could result in lower prices and larger spreads in the bid and ask prices for the Registrant's shares. Since the shares are not currently listed on a national exchange, they are subject to Rule 15g-9 under the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule affects the ability of broker-dealers to sell the shares and may affect the ability of shareholders to sell their shares in the secondary market.

As of the date of this Prospectus, there are 19,535,268 outstanding shares of common stock of which approximately 5,894,825 shares are eligible for public trading. The trading market for the Registrant's common stock may be adversely affected by the subsequent influx into the market of the 10,365,834 shares of common stock being registered for resale hereunder. This increase in the number of shares available for public sale could have a depressive effect on the market. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capitalization companies.

These market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Registrant's common stock.

The Registrant Depends on Intellectual Property Rights. The Registrant's success depends in part on the ability to obtain and maintain proprietary protection for technologies, products, and processes that the Registrant develops or is licensed to use, and the Registrant's ability to operate without infringing the proprietary rights of other parties. The Registrant may not be able to obtain copyright, patent or other protection for its proprietary technologies. Any copyrights, patents or other registrations may not sufficiently protect the Registrant against competitors with similar technology. In addition, the intellectual property rights the Registrant has may be challenged, narrowed, invalidated or circumvented.

The Registrant may have to initiate litigation to enforce its intellectual property rights. If the Registrant's competitors file patent applications covering technology that the Registrant employs, it may have to participate in interference or opposition proceedings to determine the priority of invention. An adverse outcome could subject the Registrant to significant liabilities to third parties and require the Registrant to cease using the technology or to license the disputed rights from third parties. The Registrant may not be able to obtain any required licenses on commercially acceptable terms or at all. The cost of any litigation or proceeding relating to intellectual property rights, even if resolved in the Registrant's favor, could be substantial. Some of the Registrant's competitors may be able to sustain the costs of litigation more effectively than the Registrant can because of their substantially greater resources. Uncertainties resulting from the initiation and continuation of any intellectual property litigation could have a material adverse effect on the Registrant's ability to compete in the marketplace.

                                 USE OF PROCEEDS

The Registrant will not receive any proceeds upon the sale of shares by the Selling Securityholders. However, this Prospectus relates to the sale of up to 2,708,334 shares of the Registrant's common stock that may be issued in the event of exercise of outstanding options and warrants held by Selling Securityholders. In the event all of such options and warrants are exercised, the Registrant will receive proceeds of $892,917. Such proceeds, if received, will be used for working capital.

                            SELLING SECURITY HOLDERS

The following table sets forth the name of each Selling Securityholder, the number of shares of common stock beneficially owned by such Selling Securityholder as of the date of this Prospectus, giving pro forma effect to the exercise of the Selling Securityholders' warrants, options or conversion privileges into shares of common stock as described below, and the number of shares being offered by each Selling Securityholder. Except as otherwise noted below, during the past three years no Selling Securityholder has been an officer, director or affiliate of the Registrant, nor has any Selling Securityholder had any material relationship with the Registrant during such period. The shares of common stock being offered hereby are being registered to permit public secondary trading, and the Selling Securityholders may offer all or part of the shares for resale from time to time. However, such Selling

Securityholders are under no obligation to either (a) exercise the Selling Securityholders' options, warrants and/or conversion privileges, as the case may be, or (b) if exercised, to sell all or any portion of such shares of common stock immediately under this Prospectus. Since the Selling Securityholders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any Selling Securityholder upon termination of this offering. Accordingly, the following table assumes (i) the exercise of the Selling Securityholders' warrants, options and/or conversion privileges, even if not yet vested, and (ii) the sale of all shares of common stock by the Selling Securityholders immediately following the date of this Prospectus. All expenses of the registration of the common stock on behalf of the Selling Securityholders are being borne by the Registrant; however, the Registrant will receive none of the proceeds of this offering except as stated under the heading "Use of Proceeds".

                                                    Maximum Number
                                                    Of Beneficially Owned

         Selling Securityholder                     Shares to be Sold

         ----------------------------------------------------------------
         Groupmark Canada Limited(1)                1,000,000
         Elwin Cathcart(2)                            500,000
         David J. Smelsky(3)                          500,000
         Forte Management Corp.                     2,208,334
         Gang Chai(5)                               1,048,502
         Qin Lu Chai                                1,048,498
         QingWang                                   1,022,000
         Tai Xue Shi                                1,022,000
         Charles He                                 1,274,000
         Alexander Stewart                             50,000
         Hofheimer Gartlir & Gross LLP                  7,500

         Total                                     10,365,834(6)
         -----------------------------------------------------------------

         (1) The sole shareholder of Groupmark Canada Limited is Elwin Cathcart a director and officer of the Registrant.

         (2) Elwin Cathcart is a director and officer of the Registrant as well as a director, officer and sole shareholder of Groupmark Canada Limited. The 500,000 shares being registered consist of 250,000 shares underlying options to purchase common shares at an exercise price of $0.35 per share expiring December 31, 2001 and 250,000 common shares.

         (3) David Smelsky is a director and officer of the Registrant.
         (4) Thomas Roberts is a director of the Registrant.
         (5) Gang Chai is a director ofthe Registrant.
         (6) This figure includes 2,708,334 options and warrants outstanding; 4,015,000 common shares of the Registrant into which 4,015,000 Class B Special Shares of China eMall Corporation (a subsidiary of the Registrant) are exchangeable; and 4,392,500 issued and outstanding common shares of the Registrant.

                              PLAN OF DISTRIBUTION

The sale of the common stock by the Selling Securityholders may be effected from time to time in various transactions (which may include block transactions by or for the account of the Selling Securityholders). Alternatively, the Selling

Securityholders may from time to time offer such securities through dealers or agents. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales or securities.

The securities offered by the Selling Securityholders may be sold by one or more of the following methods, including without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principals to facilitated the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions where the broker solicits purchases, and
(d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933 with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation.

At the time a particular offer of the securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for the shares of common stock purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public. The Registrant has informed the Selling Securityholders that the anti-manipulative rules under the Securities and Exchange Act of 1934, including Regulation M thereunder, may apply to their sales in the market and have furnished each of the Selling Securityholders with a copy of these rules. The Registrant has also informed the Selling Securityholders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder. Sales of securities by the Registrant and the Selling Securityholders, or even the potential of such sales, could have an adverse effect on the market price of the shares of common stock offered hereby.

                                LEGAL PROCEEDINGS

The Registrant is aware that the Internal Revenue Service subpoenaed records from its transfer agent. Through discussions with the IRS, the Registrant has been informed that the IRS is investigating a former director of a corporation that merged with the Registrant.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Elwin D. Cathcart: Mr. Cathcart, age 73, has been a director of the Registrant since April 1997. Over the last 5 years, Mr. Cathcart has also been serving as Chairman and Chief Executive Officer of Groupmark Canada Limited, a private marketing company specializing in direct mail service products which he founded in 1970. From 1970 to 1972, Mr. Cathcart also served as President of the Canadian Direct Mail Marketing Association, a Toronto based company he helped found in 1969, and where he continues to serve in an advisory capacity as a Life Member. From 1960 to 1970, Mr. Cathcart served as National Sales Manager for Canada and then became National Sales Manager for the United States for a private, direct mail marketing company known as R.L. Polk & Co., located in Detroit, Michigan. Mr. Cathcart has served on the board of several public companies including Equity Investment Corp., a financial marketing company; TelSoft Mobile Data Inc., a company which purchased priority software for Motorola; The Equity Group, a holding company for Equity Investments Corp. and TelSoft Mobile Data Inc.; and Pacific Gold Corp., a west coast mining company. Mr. Cathcart attended Riverdale College from 1942 to 1943 and received a Bachelors Degree in Industrial Design from Ontario College of Art in 1950.

Thomas Roberts: Mr. Roberts, age 64, has been a director of the Registrant since April 1997. For the past 37 years he has been an accountant in private practice. Mr. Roberts attended Alberson Graughon College and the University of Alabama Birmingham in 1954 and 1955, respectively.

David Smelsky: Mr. Smelsky, age 42, has been an officer and a director of the Registrant since April 1997. Mr. Smelsky was the Chief Financial Officer of Groupmark from November 1994 to October 1999. Since October 1999 he has been the Manager of Finance and Administration for Halton Hills Hydro Commission. Mr. Smelsky received his certificate as Certified Management Accountant of Ontario in 1985.

Gang Chai: Dr. Chai, age 41 obtained his Bachelor and Masters in geoscience from China University in 1987 and 1985, respectively. After moving to Canada in 1987, Dr. Chai attended University of Toronto and received a Ph.D. in economic geology in 1992. Dr. Chai has been a director of the Registrant since April 12, 2000. Prior to founding China eMall Corporation in 1994, Dr. Chai worked for private Canadian companies and both the Ontario and federal governments. In addition to his duties on the board of the Registrant, he also sits on the board of McVicar Minerals Ltd. which he founded in 1997 and currently acts as CEO of McVicar which trades on the Canadian Venture Exchange under the symbol MVR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the number and percentage of shares of the Registrant's common stock (being the Registrant's only voting securities) currently outstanding which would be deemed under the current rules of the Securities and Exchange Commission to be beneficially owned by the Registrant's officers and directors individually and as a group based upon 15,535,268 issued and outstanding on June 29, 2000. Except as otherwise indicated, the Registrant believes that the individuals listed below have the sole power to vote and dispose of the number of shares set forth opposite their respective names. No preferred shares are outstanding as of the date hereof.

--------------------------------------------------------------------------------
   Title of         Name and Address of      Amount and Nature of     Percentage
   Class            Beneficial Owner         Beneficial Owner          of Class
--------------------------------------------------------------------------------
                    Elwin D.
   Common           Cathcart                    9,270,000(1)              47.4%
                    1400 Dixie Road
                    Mississauga, Ontario
                    L5E 3E1

--------------------------------------------------------------------------------
                    Gang Chai

   Common           89 Drewry Avenue            1,048,502(2)               5.4%
                    Toronto, Ontario
                    M2M 1E1

--------------------------------------------------------------------------------
                    David

   Common           Smelsky                       685,000(3)               3.5%
                    RR#4

                    Rockwood, Ontario
                    Canada  N0B 2K0

--------------------------------------------------------------------------------
                    Thomas

   Common           Roberts                       500,000(4)               2.6%
                    P.O. Box 128
                    Fayette AL

                    35555

================================================================================
   Common           All officers and           11,503,502                 58.9%
                    directors as a Group
                    (4 individuals)
--------------------------------------------------------------------------------
(1) Includes 7,900,000 common shares owned by Groupmark Canada Limited which is a wholly owned corporation of Elwin D. Cathcart and 370,000 common shares held by Elwin D. Cathcart and options to purchase 1,000,000 common shares granted to Elwin D. Cathcart (750,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

(2) Includes 350,000 common shares and conversion privileges of Class B Special Shares of China eMall Corporation, into 698,502 common shares. The Registrant acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall including, Dr. Chai, received Class B Special Shares of China eMall Corporation that are exchangeable on a one for one basis into common shares of the Registrant.

(3) Includes options to purchase 500,000 common shares (250,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001) and 185,000 common shares.

(4) Consists of options to purchase 500,000 common shares (250,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

The following table sets forth certain information regarding the number and percentage of shares of the Registrant's common stock (being the Registrant's only voting securities) currently outstanding which would be deemed under the current rules of the Securities and Exchange Commission to be beneficially owned by any person (including any "group" as that term is used in Instruction No. 7 to S-B Item 403) known by the Registrant to be the beneficial owner of more than five percent of the Registrant's common shares based upon 19,535,268 issued and outstanding on June 29, 2000. Except as otherwise indicated, the Registrant believes that the individuals listed below have the sole power to vote and dispose of the number of shares set forth opposite their respective names. No preferred shares are outstanding as of the date hereof.


                Name and Address of r                     Amount and Nature of       Percentage
                Beneficial Owne                             Beneficial Owner          of Class
-----------------------------------------------------------------------------------------------
     Common     Elwin D.                                      9,270,000(1)             47.4%
                Cathcart
                1400 Dixie Road

                Mississauga, Ontario, Canada

                L5E 3E1

---------------------------------------------------------------------------------------------
     Common     Rouge-Mountain Corp.                          1,259,993                 6.4%
                13065 Riverdale Drive NW
                Coon Rapids, MN  55448
---------------------------------------------------------------------------------------------
     Common     Forte Management Corp.                        2,208,334(2)             11.3%
                Buckingham Square, Penthouse
                West Bay Road, SMB
                P.O. Box 1159GT
                West Bay Road, SMB

                Grand Cayman, Cayman Islands,
                BWI

---------------------------------------------------------------------------------------------
     Common     Charles He                                    1,274,000(3)              6.5%
                56 Temperance Street
                Suite 501
                Toronto, Ontario

                M5H 3V5

---------------------------------------------------------------------------------------------
                Gang Chai                                     1,048,502(4)              5.4%
     Common     89 Drewry Avenue
                Toronto, Ontario
                Canada  M2M 1E1

---------------------------------------------------------------------------------------------
                Qin Lu Chai

     Common     89 Drewry Avenue                              1,048,498(5)              5.4%
                Toronto, Ontario
                Canada  M2M 1E1
---------------------------------------------------------------------------------------------
                Qing Wang

     Common     18 Hollywood Ave.                             1,022,000(6)              5.2%
                Suite 900
                North York, Toronto
                Canada   M4P 2B1
---------------------------------------------------------------------------------------------
                Tai Xue Shi

     Common     18 Hollywood Ave.                             1,022,000(7)              5.2%
                Suite 900
                North York, Toronto
                Canada   M4P 2B1
---------------------------------------------------------------------------------------------

(1) This consists of 7,900,000 common shares owned by Groupmark Canada Limited which is a wholly owned corporation of Elwin D. Cathcart, 370,000 common shares held by Elwin D. Cathcart and options to purchase 1,000,000 shares granted to Elwin D. Cathcart (750,000 options at an exercise price of $0.40 expiring December 31, 2002 and 250,000 options at an exercise price of $0.35 expiring December 31, 2001).

(2) This consists of warrants to purchase up to 708,334 common shares of the Registrant (warrants to purchase 383,334 common shares at $0.50 expiring July 11, 2000; warrants to purchaser 200,000 common shares at $0.60 expiring August 10, 2000; and warrants to purchase 125,000 common shares at $0.95 expiring October 9, 2000) and 1,500,000 common shares.

(3) This consists of conversion privileges of 1,274,000 Class B Special Shares of China eMall Corporation exchangeable into 1,274,000 common shares of the Registrant. The Registrant acquired China eMall
         Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of the Registrant.

(4) This consists of conversion privileges of 698,502 Class B Special Shares of China eMall Corporation exchangeable into 698,502 common shares of the Registrant and 350,000 common shares of the Registrant. The Registrant acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of the Registrant.

(5) This consists of conversion privileges of 698,498 Class B Special Shares of China eMall Corporation exchangeable into 698,498 common shares of the Registrant and 350,000 common shares of the Registrant. The Registrant acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of the Registrant.

(6) This consists of conversion privileges of 672,000 Class B Special Shares of China eMall Corporation exchangeable into 672,000 common shares of the Registrant and 350,000 common shares of the Registrant. The Registrant acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of the Registrant.

(7) This consists of conversion privileges of 672,000 Class B Special Shares of China eMall Corporation exchangeable into 672,000 common shares of the Registrant and 350,000 common. The Registrant acquired China eMall Corporation pursuant to a share exchange agreement wherein the shareholders of China eMall received Class B Special Shares of China eMall that are exchangeable on a one-for-one basis into common shares of the Registrant.

                            DESCRIPTION OF SECURITIES

The Registrant is presently authorized to issue 100,000,000 common shares with a par value of $0.001 and 25,000,000 preferred shares with a par value of $0.001. As of June 29, 2000 there were 19,535,268 common shares issued and outstanding and nil preferred shares issued and outstanding.

Common Shares. Each common share entitles the holder thereof to one vote on each matter with respect to which shareholders have the right to vote, to fully participate in all shareholder meetings, and to share ratably in the net assets of the corporation upon liquidation or dissolution, but each such share shall be subject to the rights and preferences of the preferred shares.

Preferred Shares. The rights, privileges and restrictions of the preferred shares are as follows:

Preferred shares may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the board of directors of the Registrant and stated in any resolution providing for the issuance of such shares adopted by the board of directors of the Registrant pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each series of preferred shares shall be alike in every particular and of equal rank, have the same powers, preferences and rights and be subject to the same qualifications, limitations and restrictions, without distinction between the shares of different series thereof, except in regard to the following particulars, which may differ as to different series:

(a) the annual rate of dividends payable and the dates from which such dividends shall commence to accrue, if at all;
(b) the amount payable upon a share redemption and the manner in which shares of a particular series may be redeemed;
(c) the amount payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Registrant;
(d) the provisions of any sinking fund established with respect to the shares of a series;
(e) the terms and rates of conversion or exchange, if shares of a series are convertible or exchangeable; and
(f) the provisions as to voting rights, if any; provided that the shares of any series of preferred shares having voting power shall not have more than one vote per share.

Before any shares of a particular series of preferred shares are issued, the designations of such series and its terms in respect of the foregoing particulars shall be fixed and determined by the board of directors of the Registrant in any manner permitted by law and stated in a resolution providing for the issuance of such shares adopted by the board of directors of the Registrant pursuant to authority hereby vested in it. Such designation and terms shall be set forth in full or summarized on the certificates for such series. The board of directors of the Registrant may increase the number of such shares by providing that any unissued preferred shares shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of preferred shares already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The board of directors of the Registrant is hereby empowered to classify or reclassify any unissued preferred shares by fixing or altering the terms thereof in respect of the above-reference particulars and by assigning the same to an existing or newly established series from time to time before the issuance of such shares.

The holders of shares of each series shall be entitled to receive, out of any funds legally available therefor, when and as declared by the board of directors of the Registrant, cash dividends at such rate per annum as shall be fixed by resolution of the board of directors of the Registrant for such series, payable periodically on the dates fixed by the board of directors of the Registrant for the series. Such dividends may be cumulative or non-cumulative, deemed to accrue from day to day regardless of whether or not earned or declared, and may commence to accrue on each preferred share from such date or dates, all as may be determined and stated by the board of directors of the Registrant prior to the issuance thereof. The Registrant shall make dividend payments ratably upon all outstanding preferred shares in proportion to the amount of dividends accrued thereon to the date of such dividend payment, if any.

As long as any preferred share shall remain outstanding, no dividend (other than a dividend payable in shares ranking junior to such preferred shares with respect to the payment of dividends or liquidating assets) shall be declared or paid upon, nor shall any distribution be made or ordered in respect of, the common shares or any other class of shares ranking junior to such preferred shares as to the payment of dividends or liquidating assets, nor shall any monies (other than the net proceeds received from the sale of shares ranking junior to such preferred shares as to the payment of dividends or liquidating assets) be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of the common shares or of any other class of shares ranking junior to the preferred shares as to dividends or assets unless:

         (a) all dividends on the preferred shares of all series for past dividend periods shall have been paid and the full dividend on all outstanding preferred shares of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

         (b) the Registrant shall have set aside all amounts, if any, required to be set aside as and for sinking funds, if any, for the preferred shares of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirements in respect of previous years shall have been cured.

The Registrant, at the option of its board of directors, may at any time redeem the whole, or from time to time any part, of any series of preferred shares, subject to such limitations as may be adopted by the board of directors of the Registrant authorizing the issuance of such shares, by paying therefor in cash the amount which shall have been determined by the board of directors of the Registrant, in the resolution authorizing such series, to be payable upon the redemption of such shares at such time. Redemption may be made of the whole or any part of the outstanding shares of any one or more series, in the discretion of the board of directors of the Registrant; but if the redemption shall be effected only with respect to a part of a series, the shares to be redeemed may be selected by lot, or all of the shares of such series may be redeemed pro rata, in such manner as may be prescribed by resolution of the board of directors of the Registrant.

Subject to the foregoing provisions and to any qualifications, limitations, or restrictions applicable to any particular series of preferred shares which may be stated in the resolution providing for the issuance of such series, the board of directors of the Registrant shall have authority to prescribe from time to time the manner in which any series of preferred shares shall be redeemed.

Upon any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, the preferred shares of each series shall be entitled, before any distribution shall be made with respect of shares of common shares or to any other class of shares junior to the preferred shares as to the payment of dividends or liquidating assets, to be paid the full preferential amount fixed by the board of directors of the Registrant for such series as herein authorized; but the preferred shares shall not be entitled to any further payment and any remaining net assets shall be distributed ratably to all outstanding common stock. If upon such liquidation or dissolution of the Registrant, whether voluntary or involuntary, the net assets of the Registrant shall be insufficient to permit the payment to all outstanding preferred shares of all series of the full preferential amounts to which they are respectively entitled, the entire net assets of the Registrant shall be distributed ratably to all outstanding preferred shares in proportion to the full preferential amount to which each such share is entitled. Neither a consolidation nor a merger of the Registrant with or into any other entity nor the sale of all or substantially all of the assets of the Registrant shall be deemed to be a liquidation or dissolution within the meaning of this paragraph.

Any preferred shares issued by the board of directors of the Registrant may have class or series voting rights. Under certain circumstances the issuance of preferred shares or the existence of the unissued preferred shares may tend to discourage or render more difficult a merger or other change in control of the Registrant. No preferred shares have been issued as of the date hereof.

Dividends. Dividends, if any, will be contingent upon the Registrant's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Registrant's board of directors. The Registrant presently intends to retain all earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                       SECURITIES ACT OF 1933 LIABILITIES

The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Registrant, in accordance with, and to the full extent permitted by law.

Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

Business Development

The Registrant, a Florida corporation, was incorporated pursuant to articles of incorporation dated December 18, 1995, under the name Ronden Vending Corp. On December 24, 1996, the Registrant incorporated a wholly owned subsidiary called Ronden Acquisition, Inc. a Florida corporation. Ronden Acquisition, Inc. then merged with Video Home Shopping, Inc. (a Tennessee corporation) and filed articles of merger on December 27, 1996, with Ronden Acquisition, Inc. as the surviving Florida corporation. Pursuant to this merger all of the shareholders of Video Home Shopping, Inc. received in aggregate 10,462,750 shares of the Registrant and employees of Video Home Shopping, Inc. had reserved for them 137,250 shares of the Registrant for future issuance pursuant to a stock option plan. After giving effect to this merger 12,041,000 shares of the Registrant were issued and outstanding on a fully diluted basis. At the time, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape. It was intended that video home shopping be the principal focus of the Registrant's business however after the merger the Registrant decided not to continue with the business operations of Video Home Shopping, Inc.

On January 9, 1997, articles of merger were filed for the Registrant as the surviving corporation of a merger between the Registrant and its wholly owned subsidiary Ronden Acquisitions, Inc. This step completed the forward triangular merger between Video Home Shopping, Inc., Ronden Acquisition, Inc. and the Registrant.

On January 9, 1997, articles of amendment were filed to change the name of the Registrant from Ronden Vending Corp. to VHS Network, Inc.

On April 9, 1997, the Registrant incorporated VHS Acquisition, Inc. as a wholly-owned subsidiary.

In April, 1997, the Registrant was restructured by way of a reverse take-over involving its wholly-owned subsidiary, VHS Acquisition, Inc. a Florida company, and VHS Network Inc., a Manitoba and Canadian controlled private corporation. Pursuant to the reverse take-over the sole shareholder of VHS Network Inc. (the Manitoba corporation), Groupmark Canada Limited, received 8,000,000 common shares of the Registrant and a secured promissory note for US$500,000 and thus became the controlling shareholder of the Registrant. As a result of the reverse take-over all the directors of the Registrant, except Thomas Roberts, resigned and Elwin D. Cathcart and David Smelsky were appointed directors of the Registrant.

On or about April 28, 1997, the Registrant, under its current management, commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933, for a maximum aggregate offering of US$890,000. The Registrant raised proceeds of US$416,492.50 under this offering.

On November 20, 1997, the board of directors of the Registrant approved and effected consolidation of the issued and outstanding common shares on a 20 for 1 basis.

On March 31, 1998, the promissory note payable to Groupmark Canada Limited in the amount of US$500,000 was converted to 5,000,000 restricted common shares of the Registrant. In May, 1998, 1,399,992 restricted common shares were issued in an arm's length transaction for the purchase of inventory for resale. The inventory consists of full colour lithographic prints from a sold out limited edition release, "The Andover Series" by artist Jim Perleberg.

In December, 1999, the Registrant commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania Securities Act of 1972. The Registrant raised proceeds of US$950,000 pursuant to this offering and issued shares for services valued at US$50,000.

On April 12, 2000, the Registrant acquired all the issued and outstanding common shares of China eMall Corporation, an Ontario private company. China eMall is a business-to-business e-commerce company doing business through a major retail store in China.

The Registrant acquired all of the issued and outstanding common shares of China eMall Corporation pursuant to a share exchange agreement made between the Registrant, China eMall Corporation, Uphill Capital Inc., GDCT Investment Inc., Gang Chai, Qin Lu Chai, Qing Wang, Tai Xue Shi, Charles He and Forte Management Corp. (the "Share Exchange Agreement"). The common shares of China eMall were held by five individual shareholders and three corporations. Two of the corporate shareholders, GDCT Investment Limited and Uphill Capital Inc, were holding companies whose only activities were holding shares of China eMall. The Registrant purchased all the issued and outstanding shares of GDCT Investment Limited and Uphill Capital Inc. and thus indirectly acquired the shares of China eMall held by these companies. The shareholders of GDCT Investment Limited and Uphill Capital Inc. received common shares in the Registrant pursuant to the Share Exchange Agreement. The other corporate shareholder, Forte Management Corp., received common shares of the Registrant in exchange for its shares of China eMall.

All the shareholders of China eMall who are individuals (the "Individual Vendors") received Class B Special Shares of China eMall that are exchangeable on a one for one basis for common shares of the Registrant. In total the Registrant issued 2,100,000 common shares on closing and has allotted 4,015,000 common shares for issuance when the Class B Special Shares are exchanged into common shares of the Registrant. The holders of the Class B Special Shares can exchange any or all of their Class B Special Shares into common shares of the Registrant at any time however if any Class B Special Shares remain issued and outstanding after the expiration of the earlier of (A) three years from the date on which a Form SB-2 or similar filing has been filed with the SEC with respect to the common shares of the Registrant and the SEC has reached a position of no further comment, and (B) five years after which such Exchangeable Shares were issued, then China eMall Corporation may redeem the Class B Special Shares on payment of one common share of the Registrant for each Class B Special Share.

The transaction was structured in this way to allow the Individual Vendors to postpone the realization of capital gains tax pursuant to the Income Tax Act (Canada) on the sale of their China eMall common shares. Since the Individual Vendors' common shares were converted into Class B Special Shares of China eMall, any capital gain on the disposition of the China eMall common shares will be deferred until the Class B Special Shares are converted into common shares of the Registrant.

Pursuant to an Agreement and Plan of Reorganization dated May 6, 2000 the Registrant acquired all the outstanding shares of common stock of Exodus Acquisition Corporation, a California corporation, from the shareholders thereof in an exchange for an aggregate of 500,000 shares of common stock of the Registrant. As a result, Exodus became a wholly owned subsidiary of the Registrant. The acquisition is intended to qualify as a reorganization within the meaning of Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended. Upon effectiveness of the acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Registrant should become the successor issuer to Exodus for reporting purposes under the Securities and Exchange Act of 1934 (the "Act") and the Registrant elected to report under the Act effective May 12, 2000. Exodus has had no operating history nor any revenues or earnings from operations and it has no significant assets or financial resources.

Business of Issuer

Over the last two years the Registrant has positioned itself to identify technologies and market opportunities in the United States, Canada and abroad in internet and interactive media electronic commerce and smartCARD loyalty marketing.

China eMall

Acquisition. The Registrant recently acquired all the common shares of China eMall Corporation, a corporation incorporated pursuant to the Business Corporations Act (Ontario). China eMall is an e-commerce company that provides Internet marketing and information services to facilitate trade between Chinese and western businesses. China eMall's primary focus is to establish an on-line presence to facilitate the export of Chinese products. Through its multi-functional portal, Chinese suppliers can post their products and services in a format that is easy for searching, quoting and tracking, thus giving western buyers access to multiple suppliers for the best quality and price.

Realizing that there is a difference business culture and financial systems as between China on the one hand and North America and Europe on the other hand, China eMall allocates a substantial amount of resources assisting web-site users in effecting communications between buyers and sellers, import/export processing, financial transactions and product services. China eMall's business makes use of Internet technology to speed up the export process and broaden the sales channels for Chinese goods and services, and more importantly, brings customers into direct contact with Chinese producers who can constantly upgrade their products to meet customers' needs. China eMall has an agreement with Wangfujing Department Store Ltd., the "Wal Mart" of China, as its prime product supplier. With the tremendous resources and expertise in retail business, Wangfujing can make the identification, organization and exporting of Chinese products a lot more efficient and economic.

China eMall has the following goals:

o to provide an online business to business portal for both the suppliers and purchasers to engage in direct business communications and transactions;

o to provide critical assistance to both the suppliers and purchasers to complete the business transactions;
o to offer various China based services to western customers; and o to create a market place for China-related goods that can attract a broad range of companies for advertisement.

Market. China is one of the largest economies in the world and is therefore an important market for the export of consumer goods and services. International trade has mushroomed during the last decades since China began its economic reform and started its open door policy to foreign economies. Revenue from export was close to US$200 billion last year alone. China eMall believes that capturing a piece of the export market could translate into tremendous economic value.

History. China eMall, incorporated on February 5, 1999, was established by Dr. Gang Chai, and two partners, Dr. Charles He, a computer expert, and Ms. Qing Wang a veteran Chinese businesswoman. In April, 1999, the initial China eMall website, based on a software platform Intershop, was built and began test functioning. In May, 1999, Dr. Chai made initial contact with Wanfujing Dept. Store Group Ltd. regarding this concept and received a welcoming response. Other manufacturers contacted were very enthusiastic about joining China eMall as product suppliers. In August 1999, China eMall signed an initial supply agreement with Wangfujing. In the mean time, China eMall supplied personnel to assist in product photo-ampling, scanning and data inputting and an upgraded version of China eMall's website was built. China eMall continued to contact more suppliers to broaden its product lines. In November 1999, China eMall introduced services in addition to its product line and is planning to focus on marketing and sales of services. On February 12, 2000, all the issued and outstanding common shares of China eMall were acquired by the Registrant.

Products - Manufactured Goods. China eMall offers a complete spectrum of products that are catalogue and organized under twenty categories that appear on the home page of the website www.china-emall.com as follows: Agriculture; Apparel; Arts & Crafts; Chemical Industry; Communications & Transportation; Construction & Decoration; Electronics; Energy & Mineral Resources; Entertainment; Food; Health & Medicine; Home & Garden; Industrial Supplies; Jewelry, Clocks & Watches; Office Supplies; Pet Supplies; Security; Sports; Textiles, Silk; and Toys.

Internet Services. One distinctive feature of China eMall business model is that the company offers a broad range of China based services and opportunities such as high tech projects, legal services and translation services. The service aspect will be the main emphasis of China eMall's offerings and revenue generator. The following services are offered:

       Business Information Services:
       o   Macro- and micro-  economy of China;
       o Update of various  sectors of industry  and business  opportunities;  o
       Special industrial reportsfor individual companies ; o Posting of governmentservices Government policies, laws and regulations;
       o   Update  of  the  changes  of   government's   administration   system
           Investment projects from various levels of government;

       o Engineering projects from various levels of government; and o Other available projectsfrom the government.

       Professional services:
       o Construction and Engineeringservices for projects abroad; o Business consulting for western companies; and o Technical and labor exchange, including providing technical personnel and skillful workers.

       Financial services:
       o Services for companies to get listed in foreign stock exchanges; and o Financing, including stocks and loans, training of financial personnel.

       Other services:
       o Traveling services for both Chinese and Foreigners; o Immigration; o Studying abroad; and o Investment abroad.

Business Strategy. China eMall's management intends to establish a major e-commerce center to link China and Western business markets using the following strategies:

       Short Term

       o Selecting entry products from brand suppliers as a base for the initial establishment;
       o Outsourcing exporting duties to suppliers and importing duties to importing agencies. China eMall will mainly coordinate the process in order to fulfill its supply side objective. China eMall believes that this will ensure a variety and quality of goods and timely delivery of products to customers;

       o Building up marketing and sales infrastructure by establishing a sales force and by acquiring a few existing exporting businesses for the initial sales and customer base, as well as experts in related fields. China eMall will expand the sales side by providing wider ranges of products in each category, streamlining the exporting/importing process, and building the marketing and sales infrastructure;

       o Identifying and establishing services that many Western companies are anxious to access and are of immediate values to those companies. In the near future, China eMall will focus on services such as business consulting, traveling and translation; and

       o Through active marketing, trying to establish China eMall as a brand e-commerce name in North America to increase viewers.

       Long Term

       o Broadening product bases to have a full chain of merchandise for customers outside of China;
       o   Increasing the proportion of retail purchases;
       o Expanding services offered as China eMall is established and accepted by Western customers; and
       o Starting to host Chinese business on China eMall's web site by renting out web space as well as offering web service to provide China eMall's Chinese tenants with more standard web pages.

Marketing Strategies. China eMall intends to use various marketing channels to build up its name and obtain market shares for its products and services such as the following:

       Internet Marketing

       o China eMall will actively post its web site to various search engines and advertise its site in the most popular portals or other popular web sites to attract the maximum numbers of visitors.

       Business-Business

       o Easy to realize at lower costs as there are only a limited number of businesses compared to individual consumers and marketing can be done through posting to various business associations and other distributors.

       Business-Government

       o Western government may want to help its companies for China related business and governments may provide special channels for various reasons.

       Other Channels

       o The acquisition of China eMall by the Registrant gives China eMall an immediate advantage through broadcasting news releases; and

       o Professional marketing companies will also be hired to do traditional media marketing.

Competition. The business of China eMall Corporation competes with the traditional export market including wholesalers and distributors as well as with other Internet wholesalers and distributors, such as the meetChina.com. This industry hosts a number of well-established competitors including national, regional and local companies within and outside China possessing greater financial, marketing, personnel and other resources than China eMall. There is no assurance that the China eMall will be able to market or sell its products if faced with direct product and services competition from these larger and more established wholesalers and distributors.

SmartCARD

The Registrant intends to engage in the sale of computer chip-based plastic access cards that utilize the Registrant's proprietary smartCARD technology. This technology enables the cards to be used for identification purposes and as debit or charge cards. The Registrant intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty.

Groupmark Canada Limited owns the registered trade-mark "smartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted the Registrant a license to use the trade-mark smartCARD, to manufacture and market smartCARDS world-wide on a non-exclusive basis and to utilize the technology and other know-how related to smartCARDs, until January 1, 2010. The license agreement also grants the right to the Registrant to permit others to manufacture the smartCARDs. Pursuant to the terms of the license agreement the Registrant will pay to Groupmark a royalty of 5% of net sales of products using the smartCARD trade-mark and technology.

Competition. There are several companies who engineer, design and market applications for chip-based cards, with greater financial, personnel, marketing and sales resources than the Registrant. However, these companies focus the marketing of these cards for security purposes and debit or charge cards, whereas the Registrant will be focusing its marketing of these cards as a loyalty reward to a company's customers.

Suppliers. The Registrant's success as a marketer of e-commerce products depends on its ability to obtain a reliable source of products and then locate retailers who wish to purchase these products. There are over a dozen companies that manufacture the chip that is used in smartCARDs and several companies that put together the chip and the plastic card to produce a smartCARD. The Registrant believes it can obtain smartCARDS from up to six different suppliers depending on the type of card that is needed.

Research and Development. During the last two fiscal years the Registrant has spent significant time on research and development activities.

Employees. The Registrant employs the services of 5 full time employees which are provided to the Registrant through the management services agreement with Groupmark Canada Limited.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

Summary

The information in this section should be read together with the financial statements that are included elsewhere in this Prospectus.

Going Concern. The Registrant is in the development stage and has generated virtually no revenues and has not attained profitability. Its continued existence and its ability to continue as a going concern are dependent upon its ability to obtain additional capital to fund its operations.

Through a recent acquisition and successful financing in the first five months of 2000 the Registrant is continuing to position itself to identify market opportunities in the United States and Canada in Internet e-commerce and smartCARD loyalty marketing.

Goals and Objectives. The Registrant's goals and objectives are centered on the ability to identify technologies and market opportunities in the United States, Canada and abroad in Internet and interactive media e-commerce and smartCARD loyalty marketing. The Registrant is committed to becoming a well diversified, globally integrated e-commerce based solutions provider. To achieve its goals, the Registrant is identifying prospective companies from which it can acquire technology and proven financial performance through acquisitions or joint ventures.

Cash Requirements. The issuer may need to raise additional funds in the next 12 months to satisfy its cash requirements. The Registrant intends to raise additional funds and pursue acquisitions with revenue potential.

Employees. The Registrant may experience significant changes in the number of employees in the next 12 months.

Results of Operations

Results of three months ended March 31, 2000. Revenues for the three months ended March 31, 2000 were $0. Operating Expenses for the three months ended March 31, 2000 were $103,769.

Results of years ended December 31, 1999 and December 31, 1998. Revenues for both years ended December 31, 1999 and December 31, 1998 were $0. Operating Expenses decreased from $816,714 for the year ended December 31, 1998, compared with $453,877 for the year ended December 31, 1999 largely due to a decrease in Agency Fees, General and Administration Fees and Management Fees since most of the research and development was completed in 1998.

Liquidity and Capital Resources

The Registrant achieved no revenues from operations in either the 1998 or 1999 fiscal year or during the three months ended March 31, 2000. During 1998 the Registrant received an aggregate of approximately $336,000 from investors through the sale of common shares made pursuant to an offering under Rule 504 of Regulation D promulgated under the Securities Act. During the first four months of 2000 the Registrant received an aggregate of approximately $1,165,000 from investors through the sale of common shares made pursuant to offerings exempt from registration including the exercise of outstanding warrants.

Revenues are projected to commence during the current fiscal year ending December 31, 2000.

Changes in Financial Position

On March 31, 1998 a promissory note payable to Groupmark Canada Limited in the amount of $500,000 US was converted to 5,000,000 restricted common shares of the Registrant.

During 1999 the Registrant's total assets decreased from $656,962 to $628,304. During 1999 total liabilities increased from $1,722,516 to $2,097,735 which is largely due to an increase in a note payable to Groupmark Canada Limited pursuant to the management services agreement between Groupmark and the Registrant.

The number of issued common shares of the Registrant increased from 1,240,721 on December 31, 1997 to 10,429,435 on December 31, 1998 and to 10,929,435 on
December 31, 1999. Shareholders' equity decreased from ($1,065,554) to ($1,419,431) during 1999.

                             DESCRIPTION OF PROPERTY

SmartCARD. The Registrant does not own any property, however since September, 1999 it has leased approximately 1,200 square feet of office space located at 6705 Tomken Road, Unit 12-14, Mississauga, Ontario Canada for which it pays rent on a month to month basis of CDN $10 per square foot per year or CDN $1,000 (approximately US $680) per month. The premises are shared with Groupmark Canada Limited.

China eMall. China eMall Corporation maintains its office at 56 Temperance Street, Toronto, Canada. China eMall shares the premises with another tenant on a month to month basis at the annual rent of CDN $18,000 (approximately US $12,250) or CDN $1,500 (approximately US $1,020) per month.

It is the Registrant's intention to find a suitable accommodation where the Registrant could house both the smartCARD operation and the China eMall operation at the same facility.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Groupmark Canada Limited. Groupmark Canada Limited, a significant shareholder of the Registrant is wholly owned by Elwin D. Cathcart, a director of the Registrant. Groupmark provides executive management personnel and services to the Registrant pursuant to an agreement made between Groupmark and the Registrant (the "Agreement"). All personnel services for the Registrant are paid by Groupmark and are provided to the Registrant as needed.

During the fiscal year ended December 31, 1998 the Registrant accrued a debt of US$672,000 payable to Groupmark Canada Limited and during the year ended December 31, 1999 the Registrant accrued a debt of US$336,000 payable to Groupmark Canada Limited for such services. A copy of the Agreement is filed as an exhibit to this Form SB-2 and is incorporated in its entirety herein. The foregoing description is modified by such reference.

Gang Chai. Dr. Gang Chai provides services to the Registrant through a consulting agreement made between G.C. Consulting and Investment Corp. (the "Consultant"), Gang Chai and the Registrant (the "Consulting Agreement"). Pursuant to the Consulting Agreement, the Registrant agrees to pay to the Consultant during the term a monthly fee of CDN $7,833.34 (approximately US $5,330), plus applicable goods and services tax, payable on the first day of each month for the term of the Consulting Agreement, the initial term of which is one year. A copy of the Consulting Agreement is filed as an exhibit to this Form SB-2 and is incorporated in its entirety herein. The foregoing description is modified by such reference.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information. In 1996 the common shares of the Registrant began trading on the NASD Over-the-Counter Bulletin Board market and continued trading under the trading symbol "VHSN" until, on or about, May 18, 2000 when it continued trading on the Pink Sheets. The following table sets forth high and low bid prices of the Registrant's common shares for 1998 and 1999 as obtained by the National Quotation Bureau, LLC.

                                                      Closing Bid

                  --------------------------------------------------
                  Quarter(1)                       High $      Low $
                  --------------------------------------------------

                  1998

                  ----
                  First Quarter                    1.03         0.13
                  Second Quarter                   3.25         0.31
                  Third Quarter                    3.44         1.50
                  Fourth Quarter                   2.16         0.44

                  1999

                  ----
                  First Quarter                    0.88         0.16
                  Second Quarter                   0.59         0.13
                  Third Quarter                    0.27         0.06
                  Fourth Quarter                   0.20         0.12

                  2000

                  ----
                  First Quarter                    2.00          0.03

                  (1)   Each quarter is based on the calendar year


Holders. As of June 30, 2000 the numbers of registered holders of record of common shares was 164 and the number of beneficial holders of common shares was well over 300.

Dividends. The Registrant has not declared any dividends in the last two fiscal years.

                             EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation paid to or accrued by the Chief Executive Officer for all services rendered in all capacities to the Registrant during the last three years. No executive officer earned more than $100,000 in each of the last three years.


                                                     Summary Compensation Table

                                                     --------------------------

                                                                                      Long Term Compensation

                           Annual Compensation                                   Awards                       Payouts
                           -------------------                                   ------                       -------
 Name                                                                                 Securities
 And                                                  Other           Restricted      Underlying
 Principal                                           Annual             Stock           Options                 LTIP
 Position               Year  Salary($)  Bonus($)  Compensation($)     Award(s)($)        (#)                Payouts($)
-----------------------------------------------------------------------------------------------------------------------
   Elwin D. Cathcart    1997    0          0            0                  0            250,000                  0
   CEO and President    1998    0          0            0                  0            750,000                  0
                        1999    0          0            0(1)               0                  0                  0
-----------------------------------------------------------------------------------------------------------------------
   David Smelsky        1997    0          0            0                  0            250,000                  0
   Secretary            1998    0          0            0                  0            250,000                  0
                        1999    0          0            0(2)               0                  0                  0

(1) Elwin D. Cathcart received 370,000 common shares in lieu of salary for services.
(2) David Smelsky received 185,000 common shares in lieu of salary for services.


             OPTION GRANTS IN FISCAL YEARS ENDING DECEMBER 31, 1999,
                    DECEMBER 31, 1998 AND DECEMBER 31, 1997
                                Individual Grants

-------------------------------------------------------------------------------------------------------------------
                                          Number of            % of Total
                                         Securities             Options
                                         Underlying            Granted to          Exercise or      Expiration Date
                                           Options             Employees               Base
          Name                Year       Granted(#)          In Fiscal Year        Price($/Sh)
-------------------------------------------------------------------------------------------------------------------
Elwin D. Cathcart             1999            0                    0                   N/a               N/a
                              1998         750,000                60%                  0.40          Dec.31,2002
                              1997         250,000                28%                  0.35          Dec.31,2001
-------------------------------------------------------------------------------------------------------------------
David Smelsky                 1999            0                    0                   N/A               N/a
                              1998         250,000                20%                  0.40          Dec.31,2002
                              1997         250,000                28%                  0.35          Dec.31,2001
-------------------------------------------------------------------------------------------------------------------
Thomas Roberts                1999            0                    0                   N/A               N/a
                              1998         250,000                20%                  0.40          Dec.31,2002
                              1997         250,000                28%                  0.35          Dec.31,2001


                   AGGREGATE OPTION GRANTS IN LAST FISCAL YEAR
                                Individual Grants

---------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities

                                                             Underlying Unexercised        Value of Unexercised
                                                             Options at                    In-the-Money Options at
                                 Shares                      December 31, 1999             December 31, 1999
                               Acquired on        Value      Exercisable/ Unexercisable    Exercisable/ Unexercisable
           Name               Exercise (#)      Realized              ($)                              ($)
---------------------------------------------------------------------------------------------------------------------
 Elwin D. Cathcart                  0               0            1,000,000/0                      0/n/a
---------------------------------------------------------------------------------------------------------------------
 David Smelsky                      0               0              500,000/0                      0/n/a
---------------------------------------------------------------------------------------------------------------------
 Thomas Roberts                     0               0              500,000/0                      0/n/a

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

During the last two fiscal years the auditor for the Registrant has not resigned, declined to stand for re-election or been dismissed. However, the Registrant was required to change from its Canadian auditor to a Certified Public Accountant in the United States in preparation of becoming a reporting company in the United States.

                              FINANCIAL STATEMENTS

Audited financial statements for the year ended December 31, 1999 and interim financial statements for the period ended March 31, 2000 are filed herewith.

                                VHS NETWORK, INC.

                                  CONSOLIDATED

                              FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                                VHS NETWORK, INC.

                        Consolidated Financial Statements

                           December 31, 1999 and 1998

                                 C O N T E N T S
                                 ---------------


          Independent Auditor's Report                          F-1

          Balance Sheets                                        F-2

          Statements of Operations                              F-3

          Statements of Shareholders' Equity                    F-4

          Statements of Cash Flows                              F-5

          Notes to Financial Statements                      F-6 - F-18

                          INDEPENDENT AUDITORS' REPORT

Board of Directors VHS NETWORK, Inc.

We have audited the accompanying consolidated balance sheets of VHS NETWORK, Inc., a Florida Corporation, as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VHS Network, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Berg & Company, LLP//
------------------------
BERG & COMPANY, LLP March 29, 2000 1.

                                VHS NETWORK, INC.

                           Consolidated Balance Sheets
                        As of December 31, 1999 and 1998

                                                                   1999           1998
                                                               -----------    -----------
ASSETS

     Cash                                                      $       533    $    18,191
     Receivables                                                      --           11,000
     Inventory                                                     559,997        559,997
                                                               -----------    -----------

            Total current assets                                   560,530        589,188
                                                               -----------    -----------

     Prepaids and Deposits                                          67,774         67,774
                                                               -----------    -----------

                  Total assets                                 $   628,304    $   656,962
                                                               ===========    ===========


LIABILITIES
     Accounts payable                                          $    64,867    $    40,842
     Accrued expenses                                               37,000           --
                                                               -----------    -----------

            Total current liabilities                              101,867         40,842
                                                               -----------    -----------

     Notes payable                                                    --             --
     Notes payable, related party                                1,645,868      1,331,674
     Reserve for loss contingencies                                350,000        350,000
                                                               -----------    -----------

                                                                 1,995,868      1,681,674
                                                               -----------    -----------

               Total liabilities                                 2,097,735      1,722,516
                                                               -----------    -----------

SHAREHOLDERS' EQUITY
     Common stock: 100,000,000 shares
        authorized; 10,929,435 and
        10,429,435 issued and outstanding,
        respectively                                                10,929         10,429
     Preferred stock: 25,000,000 shares
        authorized; none issued or
        outstanding                                                   --             --
     Additional paid-in-capital                                  1,651,168      1,601,668
     Accumulated deficit                                        (3,131,528)    (2,677,651)
                                                               -----------    -----------

               Total shareholders' equity                       (1,469,431)    (1,065,554)
                                                               -----------    -----------

                  Total liabilities and shareholders' equity   $   628,304    $   656,962
                                                               ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                VHS NETWORK, INC.

                      Consolidated Statements of Operations

                   for the years ended December 31, 1999 and 1998





                                           1999          1998
                                       -----------   -----------
Income:
     Sales                             $      --     $      --
                                       -----------   -----------

Operating Expenses:
     Agency fees                             9,190        21,634
     Consulting fees                        52,833        53,253
     General and administrative                686        50,413
     Management fees                       336,000       672,000
     Professional fees                      18,168        16,647
     Other                                    --           2,767
     Non-recurring expense                  37,000          --
                                       -----------   -----------

           Total operating expenses        453,877       816,714
                                       -----------   -----------

Other (Income) and Expenses:
     Interest (income) and expense            --             328
     Other (income) and expense, net          --            (596)
                                       -----------   -----------

           Total other (income)
             and expense                      --            (268)
                                       -----------   -----------

              Net loss before taxes        453,877       816,446
                                       -----------   -----------

              Income taxes                    --            --
                                       -----------   -----------

              Net loss                 $   453,877   $   816,446
                                       ===========   ===========

Net loss per common share - Basic      $     0.042   $     0.122
                                       ===========   ===========

Weighted average number of
   common shares - Basic                10,929,435     6,716,582
                                       ===========   ===========

Net loss per common share - Diluted    $     0.040   $     0.112
                                       ===========   ===========

Weighted average number of
     common shares - Diluted            11,241,517     7,303,850
                                       ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                                VHS NETWORK, INC.

                 Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999 and 1998





                                            Common                  Preferred
                                            Stock                     Stock              Additional   Accumulated
                                    Shares        Amount       Shares       Amount    paid-in-capital   Deficit         Total
                                 -----------   -----------  -----------  ------------   -----------   -----------    -----------
Balance December 31, 1997          1,240,721   $     1,241         --    $       --     $   214,859   $(1,861,205)   $(1,645,105)
                                 -----------   -----------  -----------  ------------   -----------   -----------    -----------

Sale of stock                      2,788,722         2,789         --            --         333,211          --          336,000

Conversion of debt                 5,000,000         5,000         --            --         495,000          --          500,000

Acquisition of inventory           1,399,992         1,399         --            --         558,598          --          559,997

Net loss                                --            --           --            --            --        (816,446)      (816,446)
                                 -----------   -----------   ----------  ------------   -----------   -----------    -----------

Balance December 31, 1998         10,429,435        10,429         --            --       1,601,668    (2,677,651)    (1,065,554)
                                 -----------   -----------   ----------  ------------   -----------   -----------    -----------

Common stock issued for services     500,000           500         --            --          49,500          --           50,000

Net loss                                --            --           --            --            --        (453,877)      (453,877)
                                 -----------   -----------   ----------  ------------   -----------   -----------    -----------

Balance December 31, 1999         10,929,435   $    10,929         --    $       --     $ 1,651,168   $(3,131,528)   $(1,469,431)
                                 ===========   ===========   ==========  ============   ===========   ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                   VHS NETWORK, INC.

                         Consolidated Statements of Cash Flows
                     for the years ended December 31, 1999 and 1998

                                                1999          1998
                                            -----------    -----------
    Net income (loss)                       $  (453,877)   $  (816,446)
    Depreciation and amortization                  --             --
                                            -----------    -----------

         Net use of cash from operations    $  (453,877)   $  (816,446)
                                            -----------    -----------
 Cash flow from operating activities:
    Changes in assets and liabilities
       Inventory                            $      --      $  (559,997)
       Receivables                               11,000        (11,000)
       Prepaids and deposits                       --          (67,774)
       Accounts payable                          24,025         33,668
       Accrued expenses                          37,000           --
                                            -----------    -----------

         Cash flow generated by (used in)
          operating activ$ties                 (381,852)   $(1,421,549)
                                            -----------    -----------


Cash flow from investing activities:        $      --      $      --

         Net cash generated by (used in)
          investing activi$ies                     --      $      --
                                            -----------    -----------


Cash flow from financing activities:
    Borrowings under notes payable          $   314,194    $    43,685
    Notes payable, related party -
     converted to stock                            --          500,000
    Offering costs                                 --             --
    Issuance of common stock for services        50,000           --
    Inventory acquired for common stock            --          559,997
    Proceeds from sale of stock                    --          336,000
                                            -----------    -----------

         Net cash generated by (used in)
          financing activi$ies                  364,194    $ 1,439,682
                                            -----------    -----------

                                                (17,658)        18,133

         Balance at beginning of year            18,191             58
                                            -----------    -----------

         Balance at end of year             $       533    $    18,191
                                            ===========    ===========


Supplementary disclosure:

    Cash paid for interest                  $      --      $      --
                                            -----------    -----------

    Cash paid for taxes                     $      --      $      --
                                            -----------    -----------

    Conversion of notes payable into
      common stock                          $      --      $      --
                                            -----------    -----------

                                            -----------    -----------
    Common stock issued for services        $      --      $      --
                                            -----------    -----------

    The accompanying notes are an integral part of these financial statements

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


1.       NATURE OF OPERATIONS

         Company History
         ---------------

         VHS Network, Inc. (the "Company") was incorporated in the State of Florida on December 18, 1995 as Ronden Vending Corp. On December 24, 1996, the Company incorporated a wholly owned subsidiary called Ronden Acquisition, Inc. a Florida corporation. Ronden Acquisition, Inc. then merged with Video Home Shopping, Inc. (a Tennessee corporation), and Ronden Acquisition, Inc. was the surviving Florida Corporation. In 1996, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape, however, after the merger the Company decided not to continue with the network marketing and distribution operations of Video Home Shopping, Inc. of Tennessee.

         On January 9, 1997, articles of merger were filed for the Company as the surviving corporation of a merger between the Company and its wholly owned subsidiary Ronden Acquisitions, Inc. This step completed the forward triangular merger between Video Home Shopping, Inc., Ronden Acquisition, Inc. and the Company.

         On January 9, 1997, articles of amendment were filed to change the name of the Company from Ronden Vending Corp. to VHS Network, Inc. On April 9, 1997, the Company incorporated VHS Acquisition, Inc. as a wholly owned subsidiary.

         In April 1997, the Company was restructured by way of a reverse take-over involving its wholly owned subsidiary, VHS Acquisition, Inc. a Florida company, and VHS Network Inc., a Manitoba and Canadian controlled private corporation. Pursuant to the reverse take-over, the sole shareholder of VHS Network Inc., Groupmark Canada Limited, received 400,000 shares of the Company's common stock and a secured promissory note for US$500,000 and became the controlling shareholder of the Company. In 1998, the promissory note for $500,000 was converted into 5,000,000 common shares.

         On April 12, 2000, the Company acquired all the outstanding common shares of China eMall Corporation, an Ontario private company. This represents a 34.3% interest in China eMall Corporation.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


1.       NATURE OF OPERATIONS (continued)

         Operations
         ----------

         During 1999, the Company has been repositioning itself to identify technologies and market opportunities in the United States, Canada and abroad in Internet and electronic commerce interactive media, and SmartCARD loyalty marketing. The Company will operate and/or develop two lines of business as follows:

         China eMall Corporation ("China eMall"): Through its acquired subsidiary, China eMall Corporation, an Ontario, Canada corporation, the Company provides Internet marketing and information services to facilitate trade between Chinese and western businesses. The Company's primary focus will be to establish an on-line presence to facilitate the export of Chinese products. Through its multi-functional portal, Chinese suppliers can post their products and services in a format that is easy for searching, quoting and tracking, and that gives a western buyer access to multiple suppliers for the best quality and price, and direct communication. Realizing the difference in business culture and financial systems, China eMall will allocate substantial amount of resources in assisting in the communications, export/import processing, financial transaction and product services. China eMall's business will make use of Internet technology to speed up the export process and broaden the sales channels for Chinese goods and services, and more importantly, bring customers into direct contact with Chinese producers who can constantly upgrade their products to meet customers' needs. China eMall has an agreement with Wangfujing Department Store Ltd., a large Chinese retailer, as its prime product supplier.

         SmartCARD: The Company is developing computer chip-based plastic access cards that utilize proprietary SmartCARD technology, which is licensed from Groupmark Canada Limited, a related party. This technology enables the cards to be used for identification purposes and as debit or charge cards. The Company intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty. Groupmark Canada Limited owns the registered trademark "SmartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted the Company a license to use the trademark "SmartCARD." Pursuant to the terms of the license agreement, the Company will pay to Groupmark a royalty of 5% of net sales of products using the SmartCARD trademark and technology.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. Intercompany accounts and transactions have been eliminated on consolidation.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

         Concentration of Cash
         ---------------------

         The Company at times maintains cash balances in accounts that are not fully federally insured. Uninsured balances as of December 31, 1999 were $533.

         Inventories
         -----------

         Inventories are stated at the lower of cost (first in, first out method) or market.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost or, in the case of leased assets under capital leases, at the present value of future lease payments at inception of the lease. Major improvements that materially extend the useful life of property are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets, which range from three to seven years. Leasehold improvements and leased assets under capital leases are amortized over the life of the asset or the period of the respective lease using the straight-line method, whichever is the shortest. Expenditures for repairs and maintenance are charged to expense as incurred.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Stock-based Compensation
         ------------------------

         The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         Foreign Currency Translation
         ----------------------------

         Transactions are translated into the functional currency at the exchange rates in effect at the time the transactions occur. Exchange gains and losses arising on translation are included in the operating results for the year.

         Revenue
         -------

         Sales are recorded for products upon shipment of product to customers and transfer of title under standard commercial terms.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Comprehensive Income
         --------------------

         In 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations. The Company does not have elements of comprehensive income for the years ended December 31, 1999 and 1998.

         Income (loss) per common share
         ------------------------------

         Income (loss) per common share is computed on the weighted average number of common or common and common equivalent shares outstanding during each year. Basic Earnings-per-Share ("EPS") is computed as net income (loss) applicable to common stockholders' divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities when the effect would be dilutive.

         Long-lived assets
         -----------------

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying value of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate the carrying amount of assets to be held and used may not be recoverable.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Use of Estimates
         ----------------

         The preparation of the financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could significantly differ from those estimates.

         Recently Issued Accounting Pronouncements
         -----------------------------------------

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method
         (s) of gain/loss recognition. The FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133" in June 1999 to defer the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 in 2000 and we are currently assessing the effect that it may have on our consolidated financial statements.


3.       INVENTORIES

         On April 29, 1998, the Company acquired approximately 32,000 sets of printed art reproductions. Each set consists of four full-color prints from "The Andover Series" by artist Jim Perleberg. Each image has a title narrative printed in the margin and is re-signed, in the plate, by the artist.

         The Company acquired these sets of prints in exchange for 1,399,992 shares of its common stock valued at $559,997. Starting in May 2000, the Company will be offering these prints for sale through its own web site and other Internet web sites.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


4.       INCOME TAXES

         No provision for federal and state taxes has been recorded for the years ended December 31, 1999 and 1998, since the Company incurred net operating losses for these years.

         The provision for income taxes does not differ from the amounts recorded for financial versus tax purposes.

         Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of net deferred income tax assets and liabilities are as follows:

                                                     Federal         State
                                                   -----------    -----------
               Deferred income tax assets:
                Net operating loss carryforwards   $ 1,047,719    $   169,484

                Non-deductible reserve                (119,000)       (19,250)

                Valuation allowance                   (928,719)      (150,234)
                                                   -----------    -----------

               Net deferred tax asset                     --             --
                                                   -----------    -----------


               Deferred income tax liabilities:           --             --
                                                   -----------    -----------

                       Net assets                  $      --      $      --
                                                   ===========    ===========


         Due to the uncertainty surrounding the realization of deferred tax assets, the Company has recorded a valuation allowance against its net deferred tax asset. The Company has loss carryforwards of approximately $928,719 from continuing operations, which may be used to offset future United States income taxes and which begin to expire in 2015.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


5.       STOCKHOLDERS' EQUITY

         Common Stock
         ------------

         Starting in April 1997, the Company, under its current management, commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933, for a maximum aggregate offering of $890,000. The Company raised proceeds of $416,492 under this offering of which $336,000 was raised in 1998. This offering concluded in 1998.

         On March 31, 1998,  the  promissory  note  payable to Groupmark  Canada
         Limited for US$500,000 was converted to 5,000,000 restricted common shares of the Company. Mr. Elwin Cathcart, CEO of the Company, is the sole shareholder in Groupmark Canada Limited.

         In May 1998, 1,399,992 restricted common shares were issued in a transaction for the purchase of inventory for resale.

6.       STOCK OPTIONS

         In 1998, the Company granted stock options to two executive officers and a member of the board. The stock options were non-qualified stock options. The options were granted at the fair market value of the stock as determined by the Board of Directors. Stock options were granted to purchase a total of 1,250,000 common shares at $0.40 per share. The options are immediately vested and expire on December 31, 2002.

         The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no compensation cost has been recognized for its stock option plan other than for options issued to

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


6.       STOCK OPTIONS (continued)

         outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:

                                                1999                1998
                                            ------------       -------------
         Net loss

                     As reported            $   (453,877)     $    (816,714)
                     Pro forma              $   (453,877)     $  (1,212,964)
         Basic and diluted loss per
          common share
                  Basic:
                     As reported            $      (0.04)     $       (0.12)
                     Pro forma              $      (0.04)     $       (0.18)
                  Diluted:
                      As reported           $      (0.04)     $       (0.11)
                      Pro forma             $      (0.04)     $       (0.17)


         Options are granted at prices are equal to the current fair value of the Company's common stock at the date of grant. The vesting period is usually four years or related to the length of the consulting contract period.

         The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: 1999: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 6.0%, and expected life of 4 years; 1998: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 5.3%, and expected life of 4 years; 1997: dividend yield of 0%; expected volatility of 120%; risk-free interest rate of 6.0%, and expected life of 4 years.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


6.       STOCK OPTIONS (continued)

         A summary of the status of the Company's stock option plan as of December 31, 1999 and 1998 and changes during the years ended on those dates is presented below:

                                                                  Weighted                         Weighted
                                                                   Average                          Average
                                                                  Exercise                         Exercise
                                                    1999            price            1998            price
                                                    ----            -----            ----            -----
         Balance at beginning of year              2,000,000        $0.36             750,000       $ 0.30

         Granted                                         -                          1,250,000         0.40

         Exercised                                       -                                -
                                                 ------------                     ------------

         Forfeited/Cancelled                             -                                -

         Outstanding at year end                   2,000,000        $0.36           2,000,000       $ 0.36

         Options exercisable at year end           2,000,000        $0.36           2,000,000       $ 0.36

         Weighted   average   fair   value
         of options granted during the year            $0.00                            $0.31
                                                 ------------                     ------------


         The remaining contractual life for options granted to purchase 750,000 shares of common stock is 24 months. The remaining contractual life for options granted to purchase 1,250,000 shares of common stock is 36 months.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


7.       RELATED PARTY TRANSACTIONS

         Groupmark Canada Limited
         ------------------------

         In 1997, the Company entered into a management service agreement with Groupmark Canada Limited ("Groupmark"), of which the Chairman and Chief Executive Officer of the Company is the sole shareholder. Under this agreement, Groupmark provides the Company all management, daily administrative functions, financial and business advisory services.
         Groupmark  was  also   contracted   to  assist  in  the   technological
         development of the "SmartCARD." Contractually, charges for these services are not to exceed $56,000 per month.

         Amounts due Groupmark pursuant to this management service agreement as of December 31, 1999 and 1998 are $1,645,868 and $1,331,674,
         respectively. Groupmark has the option to accept payment by way of the Company's common stock at fair market value in lieu of cash.

         Transactions with Corporate Officers and Directors
         --------------------------------------------------

         In 1998, the Company granted to the Chairman and Chief Executive Officer of the Company stock options to purchase 750,000 common shares at $0.40 per share. The Company granted to the Chief Financial Officer of the Company stock options to purchase 250,000 common shares at $0.40 per share. The Company granted to a member of the Board of Directors of the Company stock options to purchase 250,000 common shares at $0.40 per share.

8.       COMMITMENTS AND CONTINGENCIES

         Legal
         -----

         The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


8.       COMMITMENTS AND CONTINGENCIES (continued)

         Video Home Shopping, Inc., a Tennessee Corporation
         --------------------------------------------------

         In December 1996, the Company merged Video Home Shopping, Inc., a Tennessee corporation. Subsequent to the merger, the new management of the Company decided not to continue with the business operations of Video Home Shopping, Inc. In consideration of the closure of Video Home Shopping, Inc., the Company continues to maintain a reserve for potential loss contingencies from these operations of $350,000.

         In December 1999, the company entered into a stipulated judgment in the amount of $37,000 for a liability on a promissory note issued by Video Home Shopping, Inc. The amount is reflected in the statement of operations as a non-recurring expense.

         Going Concern Uncertainties
         ---------------------------

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

         In view of these matters, management believes that actions presently being taken to expand the Company's operations and to continue its web-site development activity provide the opportunity for the Company to return to profitability. The continued focus on strategic technological investments will improve the Company's cash flow, profitability, and ability to raise additional capital so that it can meet its strategic objectives.

         Management raised additional capital subsequent to the year ended December 31, 1999, and is currently in the process of negotiating additional equity financing with potential investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                December 31, 1999


9.       SUBSEQUENT EVENTS

         Acquisition of China eMall Corporation
         --------------------------------------

         On April 12, 2000, the Company completed the acquisition of all outstanding common shares of China eMall Corporation, ("eMall") an e-commerce company, through the issuance of 2,100,000 shares of the Company's common stock, which had a market value of $1,181,250. eMall has Preferred Stock outstanding that is convertible into 4,015,000 shares of the Company's common stock. The Company has a 100% interest in the voting stock of China eMall as a result of this transaction. The Preferred Stock of eMall is non-voting, and it is convertible into the Company's common stock at the discretion of the holders of eMall
         Preferred Stock. The eMall Preferred Stock can be redeemed by the Company at the earlier of: (a) three years from the date on which a registration statement for the Common shares of the Company is filed with the Securities and Exchange Commission in the US; or (b) five years from the date of issue, (April 12, 2000).

         Common Stock Transactions
         -------------------------

         On April 12, 2000, the Company sold 550,000 shares of its common stock for $110,000, which included warrants to purchase 1,225,000 shares of its common stock at exercise prices ranging from $0.35 to $0.95. All warrants expire on or before 180 days from the date of issuance.

         In December 1999, the Company commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania
         Securities Act of 1972. Through April of 2000, the Company sold 2,583,333 shares for $1,000,000, completing the full offering.

         Acquisition of Exodus Acquisition Corporation
         ---------------------------------------------

         In May 2000, the Company has agreed to merge with Exodus Acquisition Corporation, a California corporation, and a fully reporting company under regulation 12(g) of the Securities Exchange Act of 1934. Exodus has no material assets or liabilities. The Company will exchange 500,000 shares of the Company's common stock for all the outstanding shares of Exodus Acquisition Corporation. To conclude this transaction, the Company has incurred $90,000 in acquisition related expenses.

                                VHS NETWORK, INC.

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 March 31, 2000

                                VHS NETWORK, INC.

                           Consolidated Balance Sheets
                   As of March 31, 2000 and December 31, 1999


                                                                 March 31,    December 31,
                                                                   2000           1999
                                                               -----------    -----------
ASSETS
     Cash                                                      $   835,021    $       533
     Inventory                                                     559,997        559,997
                                                               -----------    -----------

           Total current assets                                  1,395,018        560,530
                                                               -----------    -----------


     Furniture and Equipment                                        18,941           --
     Accumulated Depreciation                                         (473)          --
                                                               -----------    -----------
                                                                                   18,468

     Prepaids and Deposits                                          86,288         67,774
                                                               -----------    -----------

                 Total assets                                  $ 1,499,774    $   628,304
                                                               ===========    ===========


LIABILITIES
     Accounts payable                                          $    54,693    $    64,867
     Accrued expenses                                               26,620         37,000
                                                               -----------    -----------

           Total current liabilities                                81,313        101,867
                                                               -----------    -----------

     Notes payable                                                    --             --
     Notes payable, related party                                  825,000      1,645,868
     Reserve for loss contingencies                                350,000        350,000
                                                               -----------    -----------

                                                                 1,175,000      1,995,868
                                                               -----------    -----------

              Total liabilities                                  1,256,313      2,097,735
                                                               -----------    -----------

SHAREHOLDERS' EQUITY
     Common stock: 100,000,000 shares authorized;
        15,620,268 and 10,929,435 issued and outstanding,
        respectively                                                15,520         10,929
     Preferred stock: 25,000,000 shares authorized;
        none issued or outstanding                                    --             --
     Additional paid-in-capital                                  3,463,196      1,651,168
     Accumulated deficit                                        (3,235,255)    (3,131,528)
                                                               -----------    -----------

              Total shareholders' equity                           243,461     (1,469,431)
                                                               -----------    -----------

                 Total liabilities and shareholders' equity    $ 1,499,774    $   628,304
                                                               ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                                VHS NETWORK, INC.

                      Consolidated Statements of Operations
 for the three months ended March 31, 2000 and the year ended December 31, 1999


                                                        Three months
                                                            ended           Year ended
                                                          March 31,        December 31,
                                                            2000               1999
                                                      -----------------  -----------------
Income:
        Sales                                          $             -    $             -
                                                      -----------------  -----------------

 Operating Expenses:
        Agency fees                                             38,679              9,190
        Consulting fees                                              -             52,833
        General and administrative                              10,827                686
        Management fees                                         45,000            336,000
        Professional fees                                        8,043             18,168
        Other                                                      747                  -
        Depreciation expense                                       473                  -
        Non-recurring expense                                        -             37,000
                                                      -----------------  -----------------

              Total operating expenses                         103,769            453,877
                                                      -----------------  -----------------

 Other (Income) and Expenses:
        Interest (income)                                          (98)                 -
        Interest expense                                            56                  -
                                                      -----------------  -----------------

              Total other (income) and expense                     (42)                 -
                                                      -----------------  -----------------

                 Net loss before taxes                         103,727            453,877
                                                      -----------------  -----------------

                 Income taxes                                        -                  -
                                                      -----------------  -----------------

                 Net loss                              $       103,727    $       453,877
                                                      =================  =================

 Net loss per common share - Basic                     $         0.009    $         0.042
                                                      =================  =================

 Weighted average number of
    common shares - Basic                                   11,915,352         10,929,435
                                                      =================  =================

 Net loss per common share - Diluted                   $         0.008    $         0.040
                                                      =================  =================

 Weighted average number of
        common shares - Diluted                             12,864,627         11,241,517
                                                      =================  =================



   The accompanying notes are an integral part of these financial statements.

                                VHS NETWORK, INC.

                 Consolidated Statements of Shareholders' Equity for the three months ended March 31, 2000 and the year ended December 31, 1999


                               Common                      Preferred            Additional
                                Stock                        Stock              paid-in-      Accumulated
                         Shares        Amount        Shares         Amount      capital         Deficit         Total
                      -----------   -----------   ------------   ------------   -----------   -----------    -----------
Balance
December 31, 1998      10,429,435   $    10,429           --     $       --     $ 1,601,668   $(2,677,651)   $(1,065,554)
                      -----------   -----------   ------------   ------------   -----------   -----------    -----------

Common stock issued
for services              500,000           500           --             --          49,500          --           50,000

Net loss                     --            --             --             --            --        (453,877)      (453,877)
                      -----------   -----------   ------------   ------------   -----------   -----------    -----------

Balance
December 31, 1999      10,929,435        10,929           --             --       1,651,168    (3,131,528)    (1,469,431)

Sale of common stock    2,083,333         2,083           --             --         947,917          --          950,000

Conversion of
note payables           2,500,000         2,500           --             --         863,368          --          865,868

Common stock issued
for services                7,500             7           --             --             743          --              750

Net loss                     --            --             --             --            --        (103,727)      (103,727)
                      -----------   -----------   ------------   ------------   -----------   -----------    -----------

Balance
March 31, 2000         15,520,268   $    15,519           --     $       --     $ 3,463,196   $(3,235,255)   $   243,460
                      ===========   ===========   ============   ============   ===========   ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                                VHS NETWORK, INC.

                      Consolidated Statements of Cash Flows
 for the three months ended March 31, 2000 and the year ended December 31, 1999

                                                   Three months
                                                      ended      Year ended
                                                     March 31,  December 31,
                                                       2000         1999
                                                    ---------    ---------

    Net income (loss)                               $(103,727)   $(453,877)
    Depreciation and amortization                         473         --
                                                    ---------    ---------

                                                     (103,254)    (453,877)


Cash flow from operating activities:
    Changes in assets and liabilities
       Receivables                                  $    --      $  11,000
       Prepaids and deposits                          (18,514)        --
       Accounts payable                               (10,173)      24,025
       Accrued expenses                               (10,380)      37,000
                                                    ---------    ---------

          Cash flow generated by (used in)
            operating activit$es                     (142,321)   $(381,852)
                                                    ---------    ---------

Cash flow from investing activities:
    Purchase of furniture and equipment             $ (18,941)   $    --
                                                    ---------    ---------

          Net cash generated by (used in)
            investing activities                    $ (18,941)   $    --
                                                    ---------    ---------


Cash flow from financing activities:
    Borrowings under notes payable -
            related party                           $  45,000    $ 314,194
    Issuance of common stock for services                 750       50,000
    Proceeds from sale of common stock                950,000         --
                                                    ---------    ---------

          Net cash generated by (used in)
            financing activities                    $ 995,750    $ 364,194
                                                    ---------    ---------

                                                      834,488      (17,658)

          Balance at beginning of year                    533       18,191
                                                    ---------    ---------

          Balance at end of year                    $ 835,021    $     533
                                                    =========    =========


Supplementary disclosure:

    Cash paid for interest                          $      56    $    --
                                                    ---------    ---------

    Cash paid for taxes                             $    --      $    --
                                                    ---------    ---------

    Conversion of notes payable into common stock   $ 865,868    $    --
                                                    ---------    ---------

    Common stock issued for services                $     750    $  50,000
                                                    ---------    ---------

    The accompanying notes are an integral part of these financial statements

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000

1.       NATURE OF OPERATIONS

         Company History
         ---------------

         VHS Network, Inc. (the "Company") was incorporated in the State of Florida on December 18, 1995 as Ronden Vending Corp. On December 24, 1996, the Company incorporated a wholly owned subsidiary called Ronden Acquisition, Inc. a Florida corporation. Ronden Acquisition, Inc. then merged with Video Home Shopping, Inc. (a Tennessee corporation), and Ronden Acquisition, Inc. was the surviving Florida Corporation. In 1996, Video Home Shopping, Inc. was a network marketing and distribution company which offered a wide range of products and services to consumers through the medium of video tape, however, after the merger the Company decided not to continue with the network marketing and distribution operations of Video Home Shopping, Inc. of Tennessee.

         On January 9, 1997, articles of merger were filed for the Company as the surviving corporation of a merger between the Company and its wholly owned subsidiary Ronden Acquisitions, Inc. This step completed the forward triangular merger between Video Home Shopping, Inc., Ronden Acquisition, Inc. and the Company.

         On January 9, 1997, articles of amendment were filed to change the name of the Company from Ronden Vending Corp. to VHS Network, Inc. On April 9, 1997, the Company incorporated VHS Acquisition, Inc. as a wholly owned subsidiary.

         In April 1997, the Company was restructured by way of a reverse take-over involving its wholly owned subsidiary, VHS Acquisition, Inc. a Florida company, and VHS Network Inc., a Manitoba and Canadian controlled private corporation. Pursuant to the reverse take-over, the sole shareholder of VHS Network Inc., Groupmark Canada Limited, received 400,000 shares of the Company's common stock and a secured promissory note for US$500,000 and became the controlling shareholder of the Company. In 1998, the promissory note for $500,000 was converted into 5,000,000 common shares.

         On April 12, 2000, the Company acquired all the outstanding common shares of China eMall Corporation, an Ontario private company. This represents a 100% interest in the voting stock of China eMall Corporation.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


1.       NATURE OF OPERATIONS (continued)

         Operations
         ----------

         During 1999, the Company has been repositioning itself to identify technologies and market opportunities in the United States, Canada and abroad in Internet and electronic commerce interactive media, and SmartCARD loyalty marketing. The Company will operate and/or develop two lines of business as follows:

         China eMall Corporation ("China eMall"): Through its acquired subsidiary, China eMall Corporation, an Ontario, Canada corporation, the Company provides Internet marketing and information services to facilitate trade between Chinese and western businesses. The Company's primary focus will be to establish an on-line presence to facilitate the export of Chinese products. Through its multi-functional portal, Chinese suppliers can post their products and services in a format that is easy for searching, quoting and tracking, and that gives a western buyer access to multiple suppliers for the best quality and price, and direct communication. Realizing the difference in business culture and financial systems, China eMall will allocate substantial amount of resources in assisting in the communications, export/import processing, financial transaction and product services. China eMall's business will make use of Internet technology to speed up the export process and broaden the sales channels for Chinese goods and services, and more importantly, bring customers into direct contact with Chinese producers who can constantly upgrade their products to meet customers' needs. China eMall has an agreement with Wangfujing Department Store Ltd., a large Chinese retailer, as its prime product supplier.

         SmartCARD: The Company is developing computer chip-based plastic access cards that utilize proprietary SmartCARD technology, which is licensed from Groupmark Canada Limited, a related party. This technology enables the cards to be used for identification purposes and as debit or charge cards. The Company intends to focus its marketing efforts on companies that wish to distribute these cards to their customers as a reward for their loyalty. Groupmark Canada Limited owns the registered trademark "SmartCARD" in Canada and has a pending application in the United States. Groupmark Canada has granted the Company a license to use the trademark "SmartCARD." Pursuant to the terms of the license agreement, the Company will pay to Groupmark a royalty of 5% of net sales of products using the SmartCARD trademark and technology.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed in the preparation of these consolidated financial statements.

         Principles of Consolidation
         ---------------------------

         The consolidated financial statements include the accounts of the Company and all of its subsidiary companies. Intercompany accounts and transactions have been eliminated on consolidation.

         Cash and Cash Equivalents
         -------------------------

         Cash and cash equivalents consist of cash on hand and cash deposited with financial institutions, including money market accounts, and commercial paper purchased with an original maturity of three months or less.

         Concentration of Cash
         ---------------------

         The Company at times maintains cash balances in accounts that are not fully federally insured. Uninsured balances as of December 31, 1999 were $533.

         Inventories
         -----------

         Inventories are stated at the lower of cost (first in, first out method) or market.

         Property and Equipment
         ----------------------

         Property and equipment are stated at cost or, in the case of leased assets under capital leases, at the present value of future lease payments at inception of the lease. Major improvements that materially extend the useful life of property are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various assets, which range from three to seven years. Leasehold improvements and leased assets under capital leases are amortized over the life of the asset or the period of the respective lease using the straight-line method, whichever is the shortest. Expenditures for repairs and maintenance are charged to expense as incurred.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Stock-based Compensation
         ------------------------

         The Company accounts for its stock-based compensation plan based on Accounting Principles Board ("APB") Opinion No. 25. In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company has determined that it will not change to the fair value method and will continue to use APB Opinion No. 25 for measurement and recognition of any expense related to employee stock based transactions.

         Income Taxes
         ------------

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of deferred taxes related to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income.

         Foreign Currency Translation
         ----------------------------

         Transactions are translated into the functional currency at the exchange rates in effect at the time the transactions occur. Exchange gains and losses arising on translation are included in the operating results for the year.

         Revenue
         -------

         Sales are recorded for products upon shipment of product to customers and transfer of title under standard commercial terms.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Comprehensive Income
         --------------------

         In 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net income and unrealized gains (losses) on available for sale marketable securities and is presented in the consolidated statements of shareholders' equity and comprehensive income. SFAS No. 130 requires only additional disclosures in the consolidated financial statements and does not affect the Company's financial position or results of operations. The Company does not have elements of comprehensive income for the three months ended March 31, 2000 and for the year ended December 31, 1999.

         Income (loss) per common share
         ------------------------------

         Income (loss) per common share is computed on the weighted average number of common or common and common equivalent shares outstanding during each year. Basic Earnings-per-Share ("EPS") is computed as net income (loss) applicable to common stockholders' divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities when the effect would be dilutive.

         Long-lived assets
         -----------------

         In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, the Company reviews the carrying value of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate the carrying amount of assets to be held and used may not be recoverable.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         Use of Estimates
         ----------------

         The preparation of the financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could significantly differ from those estimates.

         Recently Issued Accounting Pronouncements
         -----------------------------------------

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires recognition of all derivative financial instruments as either assets or liabilities in consolidated balance sheets at fair value and determines the method
         (s) of gain/loss recognition. The FASB issued SFAS No. 137, "Deferral of the Effective Date of FASB Statement No. 133" in June 1999 to defer the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. The Company will adopt SFAS No. 133 in 2000 and we are currently assessing the effect that it may have on our consolidated financial statements.


3.       INVENTORIES

         On April 29, 1998, the Company acquired approximately 32,000 sets of printed art reproductions. Each set consists of four full-color prints from "The Andover Series" by artist Jim Perleberg. Each image has a title narrative printed in the margin and is re-signed, in the plate, by the artist.

         The Company acquired these sets of prints in exchange for 1,399,992 shares of its common stock valued at $559,997. Starting in May 2000, the Company will be offering these prints for sale through its own web site and other Internet web sites.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


4.       INCOME TAXES

         No provision for federal and state taxes has been recorded for the three month period ending March 31, 2000 or for the year ended December 31, 1999, since the Company incurred net operating losses for these periods.

5.       STOCKHOLDERS' EQUITY

         Common Stock
         ------------

          In December 1999, the Company commenced a private placement of its common shares under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and section 203 (t) of the Pennsylvania
         Securities Act of 1972. As of March 31, 2000, the Company has sold 2,583,333 shares for $1,000,000, completing the full offering.

6.       STOCK OPTIONS

         In 1998, the Company granted stock options to two executive officers and a member of the board. The stock options were non-qualified stock options. The options were granted at the fair market value of the stock as determined by the Board of Directors. Stock options were granted to purchase a total of 1,250,000 common shares at $0.40 per share. The options are immediately vested and expire on December 31, 2002.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


7.       RELATED PARTY TRANSACTIONS

         Groupmark Canada Limited
         ------------------------

         In 1997, the Company entered into a management service agreement with Groupmark Canada Limited ("Groupmark"), of which the Chairman and Chief Executive Officer of the Company is the sole shareholder. Under this agreement, Groupmark provides the Company all management, daily administrative functions, financial and business advisory services.
         Groupmark  was  also   contracted   to  assist  in  the   technological
         development of the "SmartCARD." Contractually, charges for these services are not to exceed $56,000 per month.

         Amounts due Groupmark pursuant to this management service agreement as of March 31, 2000 and December 31, 1999 are $825,000 and $1,645,868,
         respectively. Groupmark has the option to accept payment by way of the Company's common stock at fair market value in lieu of cash. In March 2000, Groupmark converted $865,868 of the amounts due it under the management service agreement into 2,500,000 shares of the Company's common stock.

8.       COMMITMENTS AND CONTINGENCIES

         Legal
         -----

         The Company is not currently aware of any legal proceedings or claims that the Company believes will have, individually or in the aggregate, a material adverse effect on the Company's financial position or results of operations.

         Video Home Shopping, Inc., a Tennessee Corporation
         --------------------------------------------------

         In December 1996, the Company merged Video Home Shopping, Inc., a Tennessee corporation. Subsequent to the merger, the new management of the Company decided not to continue with the business operations of Video Home Shopping, Inc. In consideration of the closure of Video Home Shopping, Inc., the Company continues to maintain a reserve for potential loss contingencies from these operations of $350,000.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


8.       COMMITMENTS AND CONTINGENCIES (continued)

         Going Concern Uncertainties
         ---------------------------

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has experienced recurring operating losses and negative cash flows from operations. The Company's continued existence is dependent upon its ability to increase operating revenues and/or raise additional equity financing.

         In view of these matters, management believes that actions presently being taken to expand the Company's operations and to continue its web-site development activity provide the opportunity for the Company to return to profitability. The continued focus on strategic technological investments will improve the Company's cash flow, profitability, and ability to raise additional capital so that it can meet its strategic objectives.

         Management raised additional capital, $950,000 during the three months ended March 31, 2000, and is currently in the process of negotiating additional equity financing with potential investors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

9.       SUBSEQUENT EVENTS

         Acquisition of China eMall Corporation
         --------------------------------------

         On April 12, 2000, the Company completed the acquisition of all outstanding common shares of China eMall Corporation, ("eMall") an e-commerce company, through the issuance of 2,100,000 shares of the Company's common stock, which had a market value of $1,181,250. eMall has Preferred Stock outstanding that is convertible into 4,015,000 shares of the Company's common stock. The Company has a 100% interest in the voting stock of China eMall as a result of this transaction. The Preferred Stock of eMall is non-voting, and it is convertible into the Company's common stock at the discretion of the holders of eMall
         Preferred Stock. The eMall Preferred Stock can be redeemed by the Company at the earlier of: (a) three years from the date on which a registration statement for the Common shares of the Company is filed with the Securities and Exchange Commission in the US; or (b) five years from the date of issue, (April 12, 2000). The operations of eMall for the three month period ending March 31, 2000 were deminimis.

                                VHS NETWORK, INC.

                          Notes to Financial Statements
                                 March 31, 2000


9.       SUBSEQUENT EVENTS (Continued)

         Common Stock Transactions
         -------------------------

         On April 12, 2000, the Company sold 550,000 shares of its common stock for $110,000, which included warrants to purchase 1,225,000 shares of its common stock at exercise prices ranging from $0.35 to $0.95. All warrants expire on or before 180 days from the date of issuance.

         Acquisition of Exodus Acquisition Corporation
         ---------------------------------------------

         In May 2000, the Company has agreed to merge with Exodus Acquisition Corporation, a California corporation, and a fully reporting company under regulation 12(g) of the Securities Exchange Act of 1934. Exodus has no material assets or liabilities. The Company will exchange 500,000 shares of the Company's common stock for all the outstanding shares of Exodus Acquisition Corporation. To conclude this transaction, the Company has incurred $90,000 in acquisition related expenses. The operations of Exodus for the three month period ending March 31, 2000 were deminimis.

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Articles of Incorporation and Bylaws provide that the company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and may indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was an employee or agent of the Registrant or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Registrant, in accordance with, and to the full extent permitted by law.

                     RECENT SALES OF UNREGISTERED SECURITIES

Starting in April, 1997 and continuing into 1998, the Registrant, under its current management continued an offering pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933 which would have allowed it to raise a maximum of $890,000. Each purchaser completed a subscription agreement. The Registrant raised a total of $416,492 pursuant to this offering with the issuance of common shares as follows:

Purchaser                                                  Number of Shares
---------                                                  ----------------
Tomorrow's Stock Today, Inc.                                   945,000
Robert Seary                                                   759,000
Dana Sieber                                                    650,000
Thomas Michael Vitucci                                         700,000

On May 8, 1998, the Registrant issued 5,000,000 common shares to Groupmark Canada Limited based on a price of $0.10 per share in full satisfaction of a promissory note in the amount of $500,000. The exemption from registration relied on by the Registrant is Regulation S promulgated under the Securities Act of 1933, as amended.

On May 14, 1998, the Registrant issued 1,399,992 common shares to Rogue-Mountain Corp. in an arm's length transaction for the purchase of inventory valued at $559,997. The exemption relied on by the Registrant is section 4(6) of the Securities Act of 1933, as amended.

On October 13, 1999 the directors passed a resolution to issue 370,000 common shares to Elwin D. Cathcart and 185,000 common shares to David Smelsky in lieu of salary as officers of the Registrant. The exemption from registration relied on by the Registrant is Regulation S promulgated under the Securities Act of 1933, as amended.

In December, 1999 the Registrant commenced another offering pursuant to Rule 504 of Regulation D promulgated under the Securities Act of 1933 to raise a maximum of $1,000,000. On December 20, 1999, the Registrant issued 150,000 common shares to Steven Rossi and 350,000 common shares to Kevin Waltzner as payment for consulting services rendered to the Registrant pursuant to consulting agreements dated December 20, 1999, and December 16, 1999, respectively. The exemptions from registration relied on are provided by Rule 504 of Regulation D, promulgated under the Securities Act of 1933, as amended and section 203 (t) of the Pennsylvania Securities Act of 1972, as amended. During the first three months of 2000 the Registrant issued 2,083,333 common shares to Paul Winters at prices of $0.10 and $0.60 for aggregate proceeds of $950,000. The purchaser was provided with a private placement memorandum, completed an investor questionnaire and a subscription agreement. This private placement was made in reliance on the exemption from registration provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") and section 203 (t) of the Pennsylvania Securities Act of 1972, as amended. The issuance of this 504 offering are summarized below:

Purchaser                    Number of Shares                       Price
---------                    ----------------                       -----
Steven Rossi                 150,000                                $0.10
Kevin Waltzner               350,000                                $0.10
Paul Winters                 600,000                                $0.10
Paul Winters                 1,483,333                              $0.60

On April 12, 2000 pursuant to a share exchange agreement for the acquisition of China eMall Corporation, the Registrant issued 2,100,000 common shares and further allotted 4,015,000 common shares for issuance on exchange of the Class B Special Shares of China eMall for common shares of the Registrant. The holders of the Class B Special Shares can exchange any or all of their Class B Special Shares for common shares of the Registrant at any time however if any Class B Special Shares remain issued and outstanding after the expiration of the earlier of (A) three years from the date on which a Form SB-2 or similar filing has been filed with the SEC with respect to the common shares of the Registrant and the SEC has reach a position of no further comment, and (B) five years after which such Exchangeable Shares were issued, then China eMall Corporation may redeem the Class B Special Shares on payment of one common share of the Registrant for each Class B Special Share. The exemption from registration relied on by the Registrant is Regulation S promulgated under the Securities Act of 1933, as amended.

The 2,100,000 shares were issued as follows:

        Purchaser                                   Number of Shares
        ---------                                   ----------------
        Gang Chai                                        350,000
        Qin Lu Chai                                      350,000
        Qing Wang                                        350,000
        Tai Xue Shi                                      350,000
        Forte Management Corp.                           700,000

The 4,015,000 Class B Special Shares were issued as follows:

        Purchaser                                   Number of Shares
        ---------                                   ----------------
        Gang Chai                                        698,502
        Qin Lu Chai                                      698,498
        Qing Wang                                        672,000
        Tai Xue Shi                                      672,000
        Charles He                                      1,274,000


In April, 2000 the Registrant issued 50,000 common shares to Alexander Stewart for the provision of legal services. The shares were valued at $0.50 and were issued in reliance upon the exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended..

In April, 2000 the Registrant completed a private placement with Forte Management Corp. a non-US investor operating outside the United States for the issuance of 550,000 common shares and 1,225,000 share purchase warrants for proceeds of $110,000. The warrants have the following expirations dates and exercise prices.

       Number of Warrants    Expiration Date                Exercise Price
       ------------------    ---------------                --------------
       400,000               June 12, 2000                  $0.35
       500,000               July 11, 2000                  $0.50
       200,00                August 10, 2000                $0.60
       125,000               October 9, 2000                $0.95

As of the date hereof 250,000 warrants have been exercised for proceeds of $105,000 to the Registrant.

In March, 2000 the Registrant issued 2,500,000 common shares to Groupmark Canada Limited in settlement of $865,868 owing under the management services agreement between the Registrant and Groupmark. The Registrant relied upon the exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended.

On May 6, 2000 the Registrant acquired all the issued and outstanding shares of Exodus Acquisition Corporation pursuant to an Agreement of Plan of Reorganization wherein the shareholders of Exodus, BAC Consulting Corporation, received 500,000 common shares of the Registrant. The Registrant relied upon exemption from registration under Rule 145 promulgated under the Securities Act of 1933, as amended.

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Reorganization between VHS Network, Inc. and Exodus Acquisition Corporation, dated May 6, 2000.

3.1    Articles of  Incorporation for VHS Network, Inc.

3.2 Articles of Merger for VHS Network, Inc. (Exhibit A referred to in the Articles of Merger is filed as a separate document as Exhibit 10.6 hereof)

3.3    Articles of Amendment for VHS Network, Inc.

3.4    By-laws of VHS Network Inc.

4.1    Specimen Stock Certificate.

5.1 Opinion of legal counsel on the legality of the securities being issued stating that when sold they will be legally issued, fully paid and non-assessable.**

10.1 Share Exchange Agreement made April 12, 2000 among VHS Network, Inc., China eMall Corporation, Gang Chai, Qin Lu Chai, Uphill Capital Inc., Charles He, Qing Wang and Forte Management Corp.

10.2 Consulting Services Agreement between VHS Network, Inc., G.C. Consulting and Investment Corp. and Gang Chai.

10.3 Licence Agreement between Groupmark Canada Limited and VHS Network, Inc. dated January 1, 2000.

10.4 Management Services Agreement between the Registrant and Groupmark Canada Limited dated April 1997.

10.5 Stephen Rossi Consulting Agreement between VHS Network, Inc. and Stephen Rossi dated December 20, 1999.

10.6 Agreement and Plan of Merger dated as of December 26, 1996 made among Ronden Vending Corp., Ronden Acquisition, Inc., Video Home Shopping, Inc. (a Tennessee corporation), Progressive Media Group, Inc. and Pamela Wilkerson.

10.7 Agreement and Plan of Merger dated as of December 30, 1996 between Ronden Vending Corp. and Ronden Acquisition, Inc.

10.8 Agreement and Plan of Reorganization dated April 10, 1997 among VHS Network, Inc. and VHS Acquisition, Inc. and VHS Network (Canada), Inc.

21.1   List of subsidiaries, jurisdiction of incorporation and business names.

23.1   Consent of lawyer giving opinion to be used herein**

23.2   Consent of Berg & Company, LLP.

27.1   Financial  Data  Schedule

 **     To be filed by amendment


                                  UNDERTAKINGS


The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to:

              (i) Include any  prospectus  required  by Section  10(a)(3) of the
                  Securities Act of 1933, as amended (the 'Act');

             (ii) Reflect  in  the   prospectus   any  facts  or  events  which,
                  individually or together, represent a fundamental change in the information in the Registration Statement;

            (iii) Include any additional or changed material  information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering of those securities.

          (3) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Ontario Canada on the 10th day of July, 2000.

                                      VHS NETWORK, INC.

                                      Per: /s/ Elwin Cathcart
                                      -----------------------
                                               Elwin Cathcart
                                               Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Dated: August 2, 2000            By: /s/ Elwin Cathcart
---------------------            ----------------------
                                         Elwin Cathcart, Director, Chairman and
                                         Chief Executive Officer

Dated: August 2, 2000            By: /s/ David Smelsky
---------------------            ---------------------
                                         David Smelsky, Director and Secretary

Dated: August 2, 2000            By: /s/ Thomas Roberts
---------------------            ----------------------
                                         Thomas Roberts, Director

Dated: August 2, 2000            By: /s/ Gang Chai
---------------------            -----------------
                                         Gang Chai, Director and Chief Operation
                                         Officer